UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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Transatlantic Holdings, Inc.

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TRANSATLANTIC HOLDINGS, INC.
80 PINE STREET, NEW YORK, NEW YORK 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 25, 2006

April 12, 2006

To the Stockholders of
TRANSATLANTIC HOLDINGS, INC.:

       The Annual Meeting of stockholders of TRANSATLANTIC HOLDINGS, INC., a Delaware corporation (“TRH”), will be held at 55 Wall Street, New York, New York, on Thursday, May 25, 2006, at 11:00 o'clock A.M., for the following purposes:

1.	To elect 8 directors of TRH to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;
2.	To act upon a proposal to amend the 2000 Stock Option Plan;
3.	To act upon a proposal to amend the 2003 Stock Incentive Plan;
4.	To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as TRH's independent registered public accounting firm for 2006; and
5.	To transact any other business that may properly come before the meeting.

       Stockholders of record at the close of business on March 28, 2006 will be entitled to vote at the meeting. During the ten days prior to the meeting, a list of such stockholders will be available for inspection at the offices of TRH at 80 Pine Street, New York, New York.

       Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed postage prepaid envelope. If you plan on attending the meeting, please remember to bring photo identification with you.

By Order of the Board of Directors

ELIZABETH M. TUCK Secretary

TRANSATLANTIC HOLDINGS, INC.
80 PINE STREET, NEW YORK, N.Y. 10005

PROXY STATEMENT

April 12, 2006

       The enclosed proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Stockholders of TRANSATLANTIC HOLDINGS, INC., a Delaware corporation (“TRH” or the “Company”), to be held on May 25, 2006, and at any adjournment thereof. It may be revoked, by written notice or by furnishing a proxy subsequent in time, at any time prior to its use. All shares represented at the meeting by properly executed proxies will be voted as specified, and, unless otherwise specified, will be voted for the election of directors, for the amendment to the 2000 Stock Option Plan, for the amendment to the 2003 Stock Incentive Plan and for the ratification of the selection of PricewaterhouseCoopers LLP as TRH's independent registered public accounting firm for 2006.

       Only stockholders of record at the close of business on March 28, 2006 will be entitled to vote at the meeting. On that date, 65,929,406 shares (exclusive of shares held by TRH) of common stock, par value $1.00 per share (“TRH Common Stock”), were outstanding, each such share of stock having one vote.

       This Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card are first being mailed to stockholders of TRH on or about April 12, 2006.

BENEFICIAL OWNERSHIP

       The following table lists the beneficial ownership of each person or group who, as of March 28, 2006, owned to TRH's knowledge, more than five percent of the outstanding TRH Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
American International Group, Inc. (“AIG”)(1) 70 Pine Street New York, NY 10270	39,092,662	59.29

Davis Selected Advisers, LP(2) 2949 East Elvira Road, Suite 101 Tucson, Arizona 85706	15,038,347	22.81

(1)	Includes 22,018,972 shares directly owned by American Home Assurance Company, a wholly-owned subsidiary of AIG, which shares with AIG voting and investment power over such shares. AIG has sole voting and investment power over the remaining shares.

(2)	Davis Selected Advisers, L.P. filed a Schedule 13G, dated February 14, 2006, with respect to the shares of TRH Common Stock held by it, which stated that it is an institutional investment manager, and that it has sole investment discretion and sole voting authority with respect to 15,038,347 shares.

I. ELECTION OF DIRECTORS

       Eight directors are to be elected at the meeting to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. Pursuant to TRH's By-Laws, the Board of Directors has set the number of directors on the Board at ten and, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated eight nominees for director. After the meeting and assuming the election of all nominees, the Board will have eight directors and two vacancies, which the Board intends to fill once qualified candidates are identified. If a quorum is present at the meeting, the affirmative vote of a plurality of the shares present in person or by proxy and entitled to vote thereon is required to elect the directors. Abstentions and broker non-votes will be included in determining the number of shares present at the meeting for purposes of determining the presence of a quorum, but abstentions and broker non-votes will have no effect on the outcome of the vote. A broker non-vote occurs under stock exchange rules when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no such voting instructions are given. It is the intention of the persons named in the accompanying proxy to vote for the election of the nominees listed below, seven of whom are currently members of your Board of Directors. Tomio Higuchi, who is a current member of the TRH Board, will not be standing for re-election. It is not expected that any of the nominees will become unavailable for election as a director, but if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as the persons named in the accompanying form of proxy may determine in their discretion. Proxies may not be voted for more than the number of nominees named. The nominees, and certain information supplied by them to TRH, are as follows:

JAMES BALOG
Age 77
Director since 1988. He has also served as a director of Transatlantic Reinsurance Company (“TRC”), a wholly-owned subsidiary of TRH, since 1990 and of Putnam Reinsurance Company (“Putnam”), a wholly-owned subsidiary of TRC since 1988.	Retired Chairman, 1838 Investment Advisors, LLC (investment management company) Director, Great-West Life and Annuity Insurance Company

STEVEN J. BENSINGER Age 51 Director since 2005. He has also served as a director of TRC and of Putnam since 2005.	Executive Vice President, Chief Financial Officer, AIG
(insurance and financial services holding company)
Director, International Lease Finance Corporation (“ILFC”) (a wholly owned subsidiary of AIG) and a director of 21st Century Insurance Group (a majority owned subsidiary of AIG).

C. FRED BERGSTEN Age 64 Director since 1998. He has also served as a director of TRC and of Putnam since 1998.	Director, Institute for International Economics (nonprofit research institution)

JOHN J. MACKOWSKI Age 80 Director since 1990. He has also served as a director of TRC and of Putnam since 1990.	Retired Chairman and Chief Executive Officer, The Atlantic Mutual Companies (insurance)

DIANA K. MAYER Age 59 New Nominee	Independent Consultant Former Director of Investor Relations, Citigroup Venture Capital, Citigroup Inc.

ROBERT F. ORLICH Age 58 Director since 1994. He has also served as a director of TRC and of Putnam since 1992.	Chairman, President and Chief Executive Officer, TRH, TRC and Putnam Chairman, Trans Re Zurich

MARTIN J. SULLIVAN Age 51 Director since 2005. He has also served as a director of TRC and of Putnam since 2005.	President and Chief Executive Officer, AIG Director, AIG, ILFC

THOMAS R. TIZZIO Age 68 Director since 1990. He has also served as a director of TRC since 1979 and of Putnam since 1990.	Retired Senior Vice Chairman-General Insurance, AIG Director, 21st Century Insurance Group

       The principal occupation or affiliation of each of the nominees is shown in bold face type. Each director has occupied an executive position with the company or organization listed above for at least the past five years, except for Mr. Bensinger who prior to joining AIG, served as Executive Vice President and Chief Financial Officer of Combined Specialty Group (now Axis Specialty) in 2002 and as Executive Vice President of Trenwick Group Ltd from 1999 to 2001.

CORPORATE GOVERNANCE, BOARD OF DIRECTORS AND COMMITTEES

       On April 4, 2005, each of Maurice R. Greenberg, who served as director and non-executive Chairman, and Edward E. Matthews and Howard I. Smith, who had served as directors, resigned from the Board. On April 5, 2005, the Board elected Robert F. Orlich, President and Chief Executive of TRH, to serve as interim chairman.

Governance Principles

       TRH's Board has established the TRH Corporate Governance Guidelines (the “Guidelines”) to promote the effective functioning of the Board and its committees, to promote the interests of stockholders and to establish a common set of expectations for the governance of the organization. All of TRH's corporate governance materials, including the Guidelines and Committee charters, TRH's Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics as well as TRH's Code of Conduct for employees, is available on TRH's website at www.transre.com by following the links to Investor Information and then to the Corporate Governance section. Printed copies of these materials are available upon request to any stockholder by writing to Transatlantic Holdings, Inc., c/o Investor Relations, 80 Pine Street, New York, NY 10005. TRH's Board regularly reviews corporate governance developments and modifies its guidelines, charters and practices as warranted. Any modifications will be reflected on TRH's website.

       Using the Director Independence Standards which are attached in Appendix A, the Board has affirmatively determined that each of Messrs. Balog, Bergsten, Higuchi, Mackowski and Ms. Mayer are independent under the current New York Stock Exchange rules. In making their independence determinations, the Board reviewed the charitable contributions made by AIG and The Starr Foundation to any organizations with which the directors are affiliated. The Starr Foundation was established and principally funded by C.V. Starr and his estate. Mr. Greenberg, who served as a director and non-executive Chairman of TRH through April 4, 2005, also served as a director and chairman of The Starr Foundation. Mr. Matthews who served as a director of TRH through April 4, 2005 also served as a director of The Starr Foundation. Mr. Smith who served as a director of TRH through April 4, 2005 also served as a director and treasurer of The Starr Foundation.

       The Starr Foundation has contributed $200,000, $400,000 and $421,250 to the Institute for International Economics (the “Institute”) for annual funding in the years 2005, 2004 and 2003, respectively. Mr. Bergsten is the Director of the Institute. In 2005, AIG contributed $190,000 to the Institute. The Board has determined that these contributions do not impair Mr. Bergsten's independence for purposes of the New York Stock Exchange Listing Standards.

       American International Group, Inc. owned 59.29 percent of the Common Stock of Transatlantic Holdings, Inc. as of March 28, 2006. By virtue of AIG's position as majority stockholder, Transatlantic Holdings, Inc. qualifies as a controlled company under the New York Stock Exchange Listing Standards. Accordingly, Transatlantic Holdings, Inc. has availed itself of the exemptions provided under Section

303A of the New York Stock Exchange Listing Standards as they relate to director independence, and the Compensation and Nominating and Corporate Governance Committees of the Board of Directors.

       There were four regularly scheduled meetings of the Board during 2005. Additionally, during 2005 one special Board meeting was held and there were two Board consents. All of the directors attended at least 75 percent of the aggregate of all meetings of the Board and of the committees of the Board on which they served, except Mr. Higuchi who attended 73 percent of the aggregate of all meetings of the Board and the committees of the Board on which he serves. TRH does not require its directors to attend Annual Meetings of stockholders. Five of TRH's six directors attended the TRH 2005 Annual Meeting of stockholders.

       TRH holds at least one regularly scheduled meeting each year of its non-management directors, including directors who are employees of AIG; the presiding director at such meeting will be elected by such non-management directors.

Stockholder Communications with Board Members

       The Board of Directors provides a process for stockholders to send communications to the Board of Directors or any of the directors. Stockholders may send written communications to the Board of Directors, or any of the individual directors, c/o the Corporate Secretary of the Company to Transatlantic Holdings, Inc., 80 Pine Street, New York, NY 10005. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board of Directors or the individual directors, as applicable, on a periodic basis.

Audit Committee

       The Audit Committee, which held fourteen meetings during 2005, assists the Board's oversight of TRH's financial statements and TRH's compliance with legal and regulatory requirements, the qualifications and performance of TRH's independent auditor and the performance of TRH's internal audit function. Mr. Mackowski chaired the Audit Committee, which included Messrs. Balog and Bergsten, during 2005. The Board has determined that all members of the Audit Committee are independent under both New York Stock Exchange and Securities and Exchange Commission rules. The Board has also determined that each member of the Audit Committee is “financially literate” within the meaning of the New York Stock Exchange Listing Standards and that Mr. Mackowski is an audit committee financial expert for purposes of the rules of the Securities and Exchange Commission and has related financial management expertise for purposes of the New York Stock Exchange listing standards by virtue of his 36 years of experience in the insurance industry and having actively supervised the preparation of financial statements as Chairman and Chief Executive Officer of the Atlantic Mutual Companies.

Nominating and Corporate Governance Committee

       The Nominating and Corporate Governance Committee met two times during 2005 and acted by two unanimous written consents, including the recommendations of the nominations of Martin J. Sullivan and Steven J. Bensinger to serve as directors. The primary purposes of the Nominating and Corporate Governance Committee are to recommend individuals to the Board of Directors for nomination, election or appointment as members of the Board and its committees and to review on an ongoing basis the corporate governance principles and practices that should apply to TRH. The Nominating and Corporate Governance Committee will consider nominees recommended by the stockholders. The Nominating and Corporate Governance Committee will evaluate stockholder nominees on the same basis as all other nominees. This Committee was formed in 2004, and the current members of the Nominating and Corporate Governance Committee are Messrs. Balog, Bergsten, Mackowski and Tizzio. Mr. Matthews was a member and served as Chairman of the Nominating and Corporate Governance Committee until his resignation on April 4, 2005. Mr. Tizzio currently serves as Chairman of the Nominating and Corporate Governance Committee.

Compensation Committee

       The Compensation Committee, which held two meetings during 2005, oversees the administration of TRH's salary and bonus compensation programs, establishes the compensation of the Chief Executive Officer and makes recommendations with respect to cash compensation programs applicable to senior executives and other employee compensation. During 2005, Messrs. Balog, Mackowski and Tizzio were members of the Compensation Committee. Mr. Greenberg was a member of the Compensation Committee until his resignation on April 4, 2005. On May 19, 2005, the Board elected Mr. Sullivan to the Compensation Committee. On March 6, 2006, the Executive Committee by a unanimous written consent, accepted the resignation of Mr. Tizzio as a member of the Compensation Committee. On March 21, 2006, the Executive Committee, by a unanimous written consent, appointed Mr. Bensinger to the Compensation Committee. Mr. Balog currently serves as Chairman of the Compensation Committee.

Stock Option Plan Committee

       The Stock Option Plan Committee administers the TRH Stock Option and Stock Incentive Plans and makes recommendations with respect to the long term incentive compensation plans applicable to senior executives and other employees. During 2005, the members of the Stock Option Plan Committee were Messers Balog and Mackowski. The Stock Option Plan Committee held two meetings in 2005. Mr. Balog currently serves as Chairman of the Stock Option Plan Committee.

Other Committees

       The principal function of the Executive Committee is to act for the Board between Board meetings. Through April 4, 2005, Messrs. Greenberg, Matthews and Orlich were the members of the Executive Committee. On April 5, 2005, after the resignations of Messrs. Greenberg and Matthews, the Board appointed Mr. Tizzio to join Mr. Orlich on the Executive Committee. On May 19, 2005, the Board appointed Mr. Sullivan to the Executive Committee. There were no Executive Committee actions in 2005. On March 6, 2006, the Executive Committee, by a unanimous written consent, accepted the resignation of Mr. Tizzio as a member of the Compensation Committee. On March 21, 2006, the Executive Committee, by a unanimous written consent, appointed Mr. Bensinger to the Compensation Committee.

       The Finance Committee, which oversees the financial affairs and investment activities of TRH and its subsidiaries, held 4 meetings during 2005. Messrs. Balog, Bergsten, Higuchi, Matthews and Smith served as members of the Finance Committee through April 4, 2005. On April 4, 2005, Messrs. Matthews and Smith resigned from the Board. On May 19, 2005, the Board appointed Mr. Bensinger to the Finance Committee. Mr. Balog currently serves as Chairman of the Finance Committee.

       The Underwriting Committee, which oversees the underwriting practices of TRH and its subsidiaries, held 4 meetings during 2005. Messrs. Mackowski, Orlich and Tizzio served as members of the Underwriting Committee during 2005.

       On August 15, 2005, the Board appointed a Special Committee to approve and determine the terms of, TRH's public offering of $750 million aggregate principal amount of its 5.75% senior notes. Messrs. Balog, Bergsten and Mackowski served as members of the Special Committee. During 2005, the Special Committee held two formal meetings and several informal conference calls.

Ownership of Certain Securities

       The following table summarizes the ownership of equity securities of TRH and AIG, by each of the nominees for director, each executive officer named in the Summary Compensation Table, and by the current directors and current executive officers as a group.

	Equity Securities Owned Beneficially as of January 31, 2006(1)
	TRH Common Stock		AIG Common Stock
Name	Amount and Nature of Beneficial Ownership(2)	Percent of Class	Amount and Nature of Beneficial Ownership(3)	Percent of Class
James Balog	47,061	.07	800	—
Steven J. Bensinger	0	—	15,981	(4)
C. Fred Bergsten	28,561	.04	0	—
Paul A. Bonny	176,923	.27	12,375	(4)
Tomio Higuchi	0	—	0	—
John J. Mackowski	43,092	.07	0	—
Diana K. Mayer	0	—	0	—
Robert F. Orlich	441,217	.67	6,249	(4)
Michael C. Sapnar	31,017	.05	717	(4)
Steven S. Skalicky	140,901	.21	25,861	(4)
Martin J. Sullivan	0	—	176,041	(4)
Thomas R. Tizzio	95,318	.14	900,231	.04
Javier E. Vijil	122,178	.19	1,368	(4)
All Directors and Executive Officers of TRH as a Group (15 individuals)	1,143,161	1.73	1,166,786	.05

(1)	Unless otherwise indicated, the beneficial owners listed have sole voting and investment power over the shares listed.

(2)	Amounts of equity securities shown include shares of TRH Common Stock subject to options which may be exercised within 60 days of January 31, 2006 as follows: Balog—41,686 shares, Bergsten—28,561 shares, Bonny—160,338 shares, Mackowski—41,686 shares, Orlich—386,205 shares, Sapnar—28,685 shares, Skalicky—128,221 shares, Tizzio—62,936 shares, Vijil—107,964 shares, all directors and executive officers of TRH as a group—1,003,093 shares.

Amounts of equity securities shown include shares as to which the individual shares voting and investment power as follows: Orlich—16,965 shares with his wife, Sapnar—2,332 shares with his wife, Skalicky—198 shares with his wife, Vijil—11,184 shares with his wife, all directors and executive officers of TRH as a group—30,679 shares.

Amounts of equity securities excludes the following securities owned by members of the named individual's immediate family as to which securities such individual has disclaimed beneficial ownership: Skalicky—675 shares, all directors and executive officers as a group—675 shares.

(3)	Amounts of equity securities shown include shares of AIG Common Stock subject to options which may be exercised within 60 days as follows: Bensinger—15,500 shares, Sullivan—131,583 shares, Tizzio—232,614 shares, all directors and executive officers of TRH as a group—387,226 shares.

Amounts of equity securities shown include shares as to which the individual shares voting and investment power as follows: Orlich—6,249 shares with his wife, Sapnar—508 shares with his wife, Skalicky—13,878 shares with his wife, Tizzio—603,867 shares with his wife, Vijil—1,123 shares with his wife, all executive officers and directors of TRH as a group—625,625 shares.

Amounts of equity securities excludes the following securities owned by members of the named individual's immediate family as to which securities such individual has disclaimed beneficial ownership: Skalicky—100 shares, Sullivan—424 shares, Tizzio—54,266 shares, all directors and executive officers as a group—54,790 shares.

(4)	Less than .01 percent.

Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Securities and Exchange Act of 1934 (the “Exchange Act”) requires TRH's directors, executive officers and persons who own more than ten percent of a registered class of TRH's equity securities, to file with the Securities and Exchange Commission (“SEC”) and the New York

Stock Exchange initial reports of ownership and reports of changes in beneficial ownership of TRH Common Stock. Directors, executive officers and greater than ten percent stockholders are required by SEC regulation to furnish TRH with copies of all Section 16(a) forms they file. To TRH's knowledge, all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent stockholders have been complied with. In making these statements, TRH has relied on written representations of its directors, executive officers and ten percent stockholders, and copies of reports that they have filed with the SEC.

Compensation of Directors and Executive Officers

       All directors, except those who are TRH and current AIG employees, receive an annual retainer of $30,000 and a fee of $1,500 for each meeting of the Board or any committee of TRH or its subsidiaries attended, except for the former Chairman, who received an annual retainer of $75,000. During 2005, Mr. Greenberg received $18,750 of his annual retainer for his service prior to his resignation on April 4, 2005. In addition, certain directors may be granted stock options in recognition of service to the Company. On November 30, 2005, the Stock Option Plan Committee granted a total of 40,000 options to purchase TRH Common Stock to Messrs. Bensinger (8,000 options), Bergsten (8,000 options), Higuchi (8,000 options), Sullivan (8,000 options) and Tizzio (8,000 options). Additionally, on November 30, 2005, the full Board of Directors granted options to purchase 8,000 shares of TRH Common Stock to each of Messrs. Balog and Mackowski. These options were granted pursuant to the TRH 2000 Stock Option Plan. The options were granted at fair market value on the date of grant ($69.95 per share) and become exercisable at a rate of 25 percent per year commencing in November, 2006.

       The following table sets forth the compensation, for services in all capacities to TRH and its subsidiaries during 2005, of each of the President and Chief Executive Officer and the four most highly compensated executive officers of TRH.

SUMMARY COMPENSATION TABLE

		Annual Compensation(1)		Long Term Compensation Awards
Name	Year	Salary	Bonus(2)	Securities Underlying Options(3)	Restricted Stock Units	SICO LTIP Payouts Not Paid by TRH(4)		All Other Compensation(5)
Robert F. Orlich(6) President and CEO	2005 2004 2003	$773,077 747,962 774,500	$666,500 442,000 417,000	60,000 50,000 125,000	— — —	$	— 1,681,152 —	$14,700 14,350 14,000

Steven S. Skalicky Exec. V.P. and CFO	2005 2004 2003	$535,577 496,538 474,038	$240,000 165,000 140,000	40,000 32,000 43,750	— — —		$69,410 659,103 85,935	$14,700 14,350 14,000

Paul A. Bonny Exec. Vice President	2005 2004 2003	$598,937 553,472 444,008	$220,000 150,000 135,000	40,000 32,000 43,750	— — —		$64,071 619,701 85,935	$76,794 71,769 58,899

Javier E. Vijil Exec. Vice President	2005 2004 2003	$505,385 466,539 442,884	$215,000 140,000 130,000	40,000 32,000 43,750	— — —		$55,935 608,954 77,342	$14,700 14,350 9,000

Michael C. Sapnar(7) Sr. Vice President	2005 2004 2003	$422,115 371,923 334,231	$186,000 107,000 82,000	14,000 16,000 18,750	5,000 — —		$35,595 274,629 121,221	$$13,893 9,225 9,000

(1)	With respect to each executive officer named in the table, the aggregate amount of perquisites and other personal benefits, securities or property was less than either $50,000 or 10 percent of the total annual salary and bonuses reported for such executive officer.

(2)	Amounts shown include bonuses paid by SICO for services rendered to TRH as follows: 2004—Orlich ($75,000), Skalicky ($20,000), Bonny ($20,000), Vijil ($20,000); 2003—Orlich ($75,000), Skalicky ($20,000), Bonny ($20,000), Vijil ($20,000).

(3)	Amounts shown for 2003 reflect a stock split effected as a 25 percent dividend on the TRH Common Stock, paid July 16, 2004.

(4)	The Starr International Company, Inc. (“SICO”) Long-Term Incentive Plans (“LTIP”) payouts will be made by SICO pursuant to its current Deferred Compensation Profit Participation Plan (the “SICO Plan”). Amounts shown represent the value of shares of AIG Common Stock contingently allocated and/or paid out under the original SICO Plan. The original SICO Plan came into being in 1975 when the voting shareholders and Board of Directors of SICO, a private holding company whose principal asset consists of AIG Common Stock, decided that a portion of the capital value of SICO should be used to provide an incentive plan for the current and succeeding managements of all American International companies, including TRH. Participation in the SICO Plan by any person, and the amount of such participation, has been at the sole discretion of SICO's Board of Directors, and historically, none of the costs of the various benefits provided under such plan were paid by TRH. The original SICO Plan provided that shares currently owned by SICO may be contingently set aside by SICO for the benefit of the participant and distributed upon retirement provided that the employee fulfills the terms of the original SICO Plan. The SICO Board of Directors permitted an early pay-out of units under certain circumstances, and certain of the individuals named in the Summary Compensation Table were eligible for such early pay-out with respect to units awarded to them for the periods shown. In January, 2003 Mr. Sapnar received a partial payout relating to the 1997-1998 SICO Plan. In May, 2003 Messrs. Skalicky, Bonny, Vijil and Sapnar received a partial payout relating to the 1999-2000 SICO Plan. In May, 2004 Messrs. Skalicky, Bonny, Vijil and Sapnar received a partial payout relating to the 1999-2000 SICO Plan. In May, 2005 Messrs. Skalicky, Bonny, Vijil and Sapnar received a partial payout relating to the 2001-2002 SICO Plan. The amounts distributed by SICO to the participants in May, 2003, and included in the value shown in the table, represent the market value of shares of AIG Common Stock at May 1, 2003, as follows: Skalicky—$85,935; Bonny—$85,935; Vijil—$77,342; Sapnar—$51,561. The amount distributed by SICO to Mr. Sapnar in January, 2003 relating to the partial payout from the 1997-1998 SICO Plan, and included in the value shown in the table was $69,660. This amount represented the market value of shares of AIG Common Stock at January 17, 2003. The amounts distributed by SICO to the participants in 2004, and included in the value shown in the table, represent the market value of shares of AIG Common Stock at May 1, 2004, as follows: Skalicky—$107,475; Bonny—$107,475; Vijil—$96,728; Sapnar—$64,485. The amounts distributed by SICO to the participants in 2005, and included in the value shown in the table, represent the market value of shares of AIG Common Stock at May 1, 2005, as follows: Skalicky—$69,410; Bonny—$64,071; Vijil—$55,935; Sapnar—$35,935. Prior to earning the right to pay-out, the participant is not entitled to any equity interest with respect to such shares, and shares are subject to forfeiture under certain conditions, including but not limited to the participant's voluntary termination of employment with TRH or AIG prior to normal retirement age other than by death or disability (unless the SICO board determines to reinstate the payment right). In addition, SICO's Board of Directors makes the final decision whether to pay a participant cash in lieu of shares of AIG Common Stock. SICO's Board of Directors has notified participants that future payments will be in shares only. In February, 2005, a determination was made as to the number of AIG shares contingently allocable to the participants in the SICO Plan with respect to units awarded in December 2002 with respect to the January 1, 2003 to December 31, 2004 period but not distributed under the SICO Plan. The values shown for the year 2004 also include an amount representing the number of AIG shares, based on the closing sale price of AIG Common Stock on December 31, 2004 of $65.67, contingently allocated as follows:

(Footnotes continued on next page)

Orlich—25,600 shares; Skalicky—8,400 shares; Bonny—7,800 shares; Vijil—7,800 shares; Sapnar—3,200 shares.

(5)	Amounts shown for Messrs. Orlich, Skalicky, Vijil and Sapnar represent matching contributions under TRH's 401(k) Plan. Amounts shown for Mr. Bonny reflect contributions by TRH to The AIG Retirement Savings Plan (United Kingdom).

(6)	Amounts shown as salary for Mr. Orlich include $16,000 received from Starr in 2005, and $32,000 received from Starr in each of 2004 and 2003. In addition to the amounts shown in the above table, Mr. Orlich received dividends on Starr Common and Preferred Stock as follows: 2005—$49,000; 2004—$106,000; 2003—$88,000. Mr. Orlich received $4,643,752 for the tender of his interests in Starr. As a result of the completion of the tender offers announced by Starr on January 9, 2006, Mr. Orlich no longer holds any Starr interests.

(7)	On December 1, 2005, the Board of Directors of Transatlantic Holdings, Inc. elected Michael C. Sapnar, Senior Vice President and Chief Underwriting Officer, Domestic Operations. On December 2, 2004, Mr. Sapnar was elected to the Board of Directors of Transatlantic Reinsurance Company and Putnam Reinsurance Company, subsidiaries of TRH. In addition, Mr. Sapnar is Senior Vice President and Chief Underwriting Officer—Domestic Operations for Transatlantic Reinsurance Company and Putnam Reinsurance Company.

       The following tables set forth information for each of the five individuals named in the Summary Compensation Table as to (i) grants of options to purchase TRH Common Stock under the TRH 2000 Stock Option Plan during 2005, and (ii) option exercises during 2005, and option values as of December 31, 2005, with respect to options to purchase TRH Common Stock granted under the TRH 2000 Stock Option Plan and the TRH 1995 Stock Option Plan.

OPTION GRANTS IN THE LAST FISCAL YEAR(1)

	Individual Grants				Potential Realizable Value(4) at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2005	Exercise Price	Expiration Date	5%(2)	10%(3)
Orlich	60,000	25.53	$69.95	November 30, 2015	$2,644,200	$6,673,200
Skalicky	40,000	17.02	69.95	November 30, 2015	1,762,800	4,448,800
Bonny	40,000	17.02	69.95	November 30, 2015	1,762,800	4,448,800
Vijil	40,000	17.02	69.95	November 30, 2015	1,762,800	4,448,000
Sapnar	14,000	5.96	69.95	November 30, 2015	616,980	1,557,080

(1)	The options reflected in the table were granted in November 2005 and will become exercisable at a rate of 25% per year, commencing in November 2006.

(2)	The appreciated price would be $114.02 per share.

(3)	The appreciated price would be $181.17 per share.

(4)	The assumed 5% and 10% annual rates of stock price appreciation used in the table are prescribed by the proxy rules and are not intended to forecast possible future appreciation in the price of TRH Common Stock. Options would have no realized value if there were no appreciation or if there were depreciation from the price at which the options were granted.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
AND YEAR-END OPTION VALUES

			Total Number of Unexercised Options Held at Fiscal Year End		Total Value of Unexercised, In-the-Money Options Held at Fiscal Year End(2)
Name	Number of Shares Acquired on Exercise	Value Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Orlich	60,139	$2,229,318	370,583	175,625	$6,056,353	$1,050,875
Skalicky	15,801	497,265	123,538	90,563	2,002,911	418,753
Bonny	0	0	155,656	90,563	3,106,141	418,753
Vijil	5,090	201,702	103,280	90,563	1,391,886	418,753
Sapnar	0	0	27,125	36,938	251,003	177,708

(1)	Aggregate market value on date of exercise less aggregate option price.

(2)	Total value of vested and unvested options based on a fair market value of TRH Common Stock of $67.20 per share, as of December 30, 2005.

Long-Term Incentive Plans

       In 2005, AIG adopted the 2005-2006 Deferred Compensation Profit Participation Plan (“DCPPP”).

       The 2005-2006 DCPPP was modeled on plans previously provided by SICO, except that it is administered by AIG and its costs will be borne directly by TRH with regard to its employee participants. The 2005-2006 DCPPP provides that if AIG's adjusted cumulative earnings per share for 2005 and 2006 exceed cumulative earnings per share for 2003 and 2004, then each participant will receive time-vesting restricted stock units (“RSUs”), each representing a contingent right to receive a specified number of shares of AIG common stock. For employees who have been granted 1,000 or more DCPPP units, if there is such an increase in cumulative earnings per share they will receive a contingent right to receive 16 AIG shares for each DCPPP unit granted. For employees granted more than 599 units but less than 1,000 DCPPP units, if there is such an increase in cumulative earnings per share they will receive a contingent right to receive 12 AIG shares for each DCPPP unit granted. For employees granted less than 600 DCPPP units, if there is such an increase in cumulative earnings per share they will receive a contingent right to receive 8 AIG shares for each DCPPP unit granted. Although a majority of the RSUs granted under the 2005-2006 DCPPP will vest only on retirement after age 65, the plan does provide for early vesting of a portion of the RSUs in 2008, 2010, and 2015. Any unvested RSUs generally will be forfeited if an employee ceases employment with AIG and/or TRH before the vesting of those shares.

       The following table summarizes information with respect to benefits under the 2005-2006 DCPPP awarded (with respect to the 2005-2006 period) to the individuals named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLANS

Name	Number of DCPPP Units	Unit Award Period	Potential Future Payouts(1)
Orlich	1,700	2005-2006	27,200 shares
Skalicky	750	2005-2006	9,000 shares
Bonny	700	2005-2006	8,400 shares
Vijil	700	2005-2006	8,400 shares
Sapnar	450	2005-2006	3,600 shares

(1)	If any of the individuals named in the table is employed by AIG or its subsidiaries, including TRH at the end of the eighth year after DCPPP units are granted and has not yet reached age 65, he will be contingently allocated additional AIG shares equal to 20 percent of the shares initially allocated for Mr. Orlich; 35 percent of the shares initially allocated for Messrs. Skalicky, Bonny and Vijil and 50 percent of the shares initially allocated for Mr. Sapnar.

Pension Benefits

       TRH employees are eligible to participate in or have participated in various AIG benefit plans.

       Through March 31, 1985, when such plan was terminated, employees of AIG and its subsidiaries, including TRH and its subsidiaries, who are citizens of the United States or non-citizens working in the United States were covered under the American International Group, Inc. Pension Plan, a contributory, qualified, defined benefit plan (“Original Pension Plan”). The annual pension for a participant was equal to 1.75% of Average Final Compensation multiplied by years of credited service as a participant (up to 40 years) less 1.4286% of his Social Security Benefit multiplied by years of credited service (limited to 35 years). Average Final Compensation was defined as the average annual compensation of a participant during the 3 consecutive years in the last 10 years of his credited service affording the highest such average, or during all of the years of his credited service if less than 3 years. Benefits were paid monthly during the life of the participant, or, if applicable, during the joint lives of the participant and his contingent annuitant. The annual retirement allowance for participants with at least 10 years of credited service was not less than 50% of 1.75% of Average Final Compensation, multiplied by years of credited service, or $1,200, whichever was greater. On April 1, 1985, a new non-contributory, qualified, defined benefit plan (“Current Retirement Plan”) was established, with provisions substantially the same as the Original Pension Plan, except for the non contributory feature and except that in the annual pension formula described above, 1.25% of Average Final Compensation is multiplied by years of credited service as a participant (up to 44 years) less 1.25% of his Social Security Benefit multiplied by years of credited service (limited to 35 years). The 1.25% of Average Final Compensation is also used in the determination of the minimum retirement allowance. Effective January 1, 1989, the Current Retirement Plan formula changed in accordance with government mandated regulations from a Social Security offset to a Social Security integration method of computation where the offset is the average of the final three years' compensation but no greater than 150% of the employee's “covered compensation” (the average of the Social Security Wage bases during the 35 years preceding the Social Security retirement age) times credited service up to 35 years, multiplied by an applicable Social Security retirement age factor. For employees terminating from active service after January 1, 1993, the benefit formula for credited service on and after April 1, 1985 changed from 1.25% to 1.35% of Average Final Compensation. Effective January 1, 1996, the Current Retirement Plan formula now equals 1.25% times Average Final Compensation up to 150% of the employee's “covered compensation” plus 1.75% times Average Final Compensation in excess of 150% of “covered compensation” times years of credited service prior to April 1, 1985 (up to 35 years) plus 1.75% times Average Final Compensation times years of credited service in excess of 35 years but limited to 40 years; plus .925% times Average Final Compensation up to 150% of the employee's “covered compensation” plus 1.425% times Average Final Compensation in excess of 150% of “covered compensation” times years of credited service after April 1, 1985 (up to 35 years) plus 1.425% times Average Final Compensation times years of credited service in excess of 35 years but limited to 44 years.

       As a result of the termination of the Original Pension Plan, all benefits accruing to the termination date became vested regardless of an employee's years of service and annuities were purchased for benefits payable under that plan. AIG was entitled to receive the surplus remaining in the Original Pension Plan, other than the portion of the surplus attributable to employee contributions.

       The 401(k) Plan for employees, provides for salary reduction contributions by employees and matching contributions by TRH. The retirement benefits for most employees who participate in both the Current Retirement Plan and the 401(k) Plan will be substantially greater than the benefits which would have been received under the Original Pension Plan.

       Annual amounts of normal retirement pension commencing at normal retirement age of 65 based upon Average Final Compensation and credited service under the Current Retirement Plan and an Excess Retirement Income Plan are illustrated in the following table:

Estimated Annual Pension at Age 65

	Total Years of Credited Service as a Plan Participant
Average Final Compensation	10 years	15 years	20 years	25 years	30 years	35 years	40 years

$125,000	$13,969	$20,953	$27,937	$34,922	$41,906	$48,890	$57,796
150,000	17,531	26,297	35,062	43,828	52,593	61,359	72,046
175,000	21,094	31,640	42,187	52,734	63,281	73,828	86,296
200,000	24,656	36,984	49,312	61,640	73,968	86,296	100,546
225,000	28,219	42,328	56,437	70,547	84,656	98,765	114,796
250,000	31,781	47,672	63,562	79,453	95,343	111,234	129,046
300,000	38,906	58,359	77,812	97,265	116,718	136,171	157,546
375,000	49,594	74,390	99,187	123,984	148,781	173,578	200,296
400,000	53,156	79,734	106,312	132,890	159,468	186,046	214,546
500,000	67,406	101,109	134,812	168,515	202,218	235,921	271,546
600,000	81,656	122,484	163,312	204,140	244,968	285,796	328,546
750,000	103,031	154,547	206,062	257,578	309,093	360,609	414,046
800,000	110,156	165,234	220,312	275,390	330,468	385,546	422,546

       With respect to the individuals named in the Summary Compensation Table on page 8, other than Mr. Bonny, their respective years of credited service (under both plans) through December 31, 2005 are as follows: Orlich 19.17 years, Skalicky 19.42 years, Vijil 11.92 years, Sapnar 10.42 years. Pensionable salary includes only the regular salary paid by TRH and its subsidiaries and does not include amounts attributable to bonuses or overtime pay. For such named individuals, pensionable salary during 2005 was as follows: Orlich—$757,077; Skalicky—$535,577; Vijil—$505,385; Sapnar—$422,115.

       Effective January 1, 1991 a Supplemental Plan was provided to pay a benefit to Current Retirement Plan participants in an amount equal to the reduction in the benefit payable as a result of the Federal limitation. In September 2002, AIG approved an Excess Retirement Income Plan (effective as of June 1, 2002) which provides the same benefits described above and replaces the Supplemental Plan. Messrs. Orlich, Skalicky, Vijil and Sapnar were participants in the Excess Retirement Income Plan at December 31, 2005.

       During 1993, 1994 and up to June 1, 1995, Mr. Bonny participated in The AIG Pension Plan (United Kingdom), a defined benefit plan, in which the TRH contributions were calculated by the actuaries for that plan. Mr. Bonny currently participates in The AIG Retirement Savings Plan (United Kingdom), a defined contribution plan, to which he contributed approximately 15 percent of his pensionable salary in 2005. Contributions to this plan by TRH vary based on employee age, pensionable service and the employee's voluntary contributions. During 2005, TRH contributed approximately 13 percent of Mr. Bonny's pensionable salary of $598,937 to the plan based on his age, voluntary contribution and his 23.9 years of pensionable service.

Equity Compensation Plan Information

       The following table provides summarized information with respect to equity compensation granted by TRH as of December 31, 2005 as follows:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Option, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,810,322	$52.20	1,151,696
Equity compensation plan not approved by security holders	—	—	—

Total	2,810,322	$52.20	1,151,696

Performance Graph

       The following Performance Graph compares the cumulative total stockholder return on TRH Common Stock (assuming reinvestment of dividends) from December 31, 2000 through December 31, 2005, with the cumulative total return of the Standard & Poor's Midcap 400 Index and the cumulative total return of the S&P 500 Property & Casualty Insurance Index which was formerly called the Insurance (PPTY-CAS)-500 Index.

Cumulative Total Return to Stockholders
Value of $100 Invested in December, 2000

DOLLARS

250

200

150

100

50

0

Dec. 00

Dec. 01

Dec. 02

Dec. 03

Dec. 04

Dec. 05

Transatlantic Holdings, Inc.

S&P 500 Property & Casualty Insurance

S&P Midcap 400 Index

$100

100

100

91.98

$129.52

99.40

$95.44

81.85

84.97

$111.93

114.24

134.23

$116.30

103.46

115.24

$122.52

131.51

151.08

TRANSATLANTIC HOLDINGS, INC

S&P MIDCAP 400 INDEX

S&P 500 PROPERTY & CASUALTY INSURANCE

YEARS ENDING

Relationship with AIG

       AIG is a holding company which, through its subsidiaries, is engaged in a broad range of insurance and insurance related activities in the United States and abroad. AIG's primary activities include both general and life insurance operations and retirement services. Other significant activities include financial services and asset management. The AIG Group (AIG, together with its subsidiaries, is referred to herein as the “AIG Group”) is one of the largest purchasers of reinsurance in the insurance industry based on premiums ceded.

       AIG Group owns 59.29 percent of the outstanding TRH Common Stock. Three of TRH's eight current directors are current or retired executive officers of AIG and hold the following positions with AIG: Mr. Bensinger is Executive Vice President and Chief Financial Officer, Mr. Sullivan is a Director, President and Chief Executive Officer, Mr. Tizzio is retired Senior Vice Chairman—General Insurance.

AIG Group Reinsurance

       TRH, through its wholly-owned subsidiaries TRC, Putnam and Trans Re Zurich either accepts or rejects reinsurance offered by subsidiaries of AIG based upon TRH's assessment of risk selection, pricing, terms and conditions. Historically, and with few exceptions, TRH has generally not set terms and conditions as lead underwriter with respect to treaty reinsurance with subsidiaries of AIG; however, TRH may in the future set terms and conditions with respect to such business as a lead underwriter and intends that the terms and conditions of any such reinsurance will be negotiated on an arms' length basis. The Underwriting Committee of the Board of Directors of TRH, which includes at least one director of TRH who is not an employee of the AIG Group, monitors TRH's underwriting policies. (See “Compensation Committee Interlocks and Insider Participation”).

       Approximately $575 million (15%), $639 million (15%) and $633 million (17%) of gross premiums written by TRH in the years 2005, 2004 and 2003, respectively, were attributable to reinsurance purchased by subsidiaries of AIG, for the production of which TRH paid ceding commissions to such AIG subsidiaries totaling approximately $122 million, $122 million and $167 million, respectively, in such years. TRH has no goal with respect to the portion of AIG Group subsidiary versus non-AIG Group subsidiary business it accepts. TRH's objective in determining its business mix is to evaluate each underwriting opportunity individually with a view to maximizing overall underwriting results.

       TRH retroceded approximately $94.7 million of gross premiums written to subsidiaries of AIG in 2005 and received ceding commissions of approximately $9.0 million for the production of such business.

Certain Transactions with the AIG Group

       Pursuant to service and lease agreements, the AIG Group furnishes to TRH certain office space, data processing, human resource related activities and certain other administrative services. TRH may terminate the service agreements by giving six months' written notice to AIG. TRH paid approximately $5.6 million to the AIG Group for these services in 2005. (See “Compensation Committee Interlocks and Insider Participation”).

       Pursuant to an investment management contract, AIG Global Investment Corp., an AIG subsidiary, acts as investment manager for TRH. Under the terms of this agreement, AIG Global Investment Corp. has discretion to manage all the investment activities, including cash equivalents, of TRH, subject to the directions of TRH's Board of Directors and within the limits imposed by the New York Insurance Law. The agreement may be terminated by either party at any time. AIG Global Investment Corp. also provides investment management services for other clients. TRH paid an aggregate of approximately $5.9 million to AIG Global Investment Corp. for such investment management services in 2005.

       TRH's employees participate in benefit plans administered by AIG including a noncontributory defined benefit pension plan, an employee stock purchase plan, a stock incentive plan and a voluntary savings plan (a 401(k) plan) which provides for certain matching contributions.

       TRH maintains a policy of directors and officers (“D&O”) liability insurance for itself, its directors and officers, its subsidiaries, and their directors and officers. In 2005, TRH paid $1,084,000 for this D&O coverage. TRH, as a subsidiary of AIG, is also covered under AIG's policy of D&O liability insurance for itself, its directors and officers, its subsidiaries, and their directors and officers. In 2005, TRH paid AIG approximately $204,000 for its allocable portion of AIG's D&O premiums.

       These services have been obtained at a cost which, in the opinion of TRH, has not exceeded the cost of obtaining such services from unaffiliated sources. The cost of certain of these services may increase or decrease in the future, subject to negotiation, but in any event are expected not to exceed the cost of obtaining such services from unaffiliated sources.

       In December 2005, the Company completed a public offering of $750 million principal amount of its 5.75% senior notes due on December 14, 2015 (the Senior Notes). Of the $750 million aggregate principal amount of the Senior Notes offered, $450 million principal amount was purchased by certain subsidiaries of AIG. Such amount comprised 60 percent of the total amount of such notes offered.

Relationship with SICO and Starr

       On February 21, 2006, the following parties: C.V. Starr & Co., Inc.; Starr International Company Inc.; Edward E. Matthews; Maurice R. Greenberg; Maurice R. and Corinne P. Greenberg Family Foundation, Inc.; and the Universal Foundation (collectively, the “Starr Group”) filed a Schedule 13D with respect to the ownership of 15.7 percent of AIG's outstanding common stock. The members of the Starr Group do not affirm the existence of a group and disclaim beneficial ownership of shares held by each other member of the group.

       Throughout 2005, 2004 and 2003 certain directors of TRH were also stockholders, executive officers or directors of Starr. As announced on January 9, 2006, all AIG and TRH executives and officers had tendered their interests in Starr pursuant to Starr's tender offers.

       For 2003, 2004 and through April 3, 2005, Messrs. Greenberg, Matthews and Smith were directors of TRH and also stockholders, executive officers and directors of Starr. On April 4, 2005, Messrs. Greenberg, Matthews and Smith resigned from the Board of Directors of TRH. For 2003, 2004 and 2005, Messrs. Orlich, Sullivan and Tizzio were also stockholders of Starr. For 2004 and 2005, Mr. Bensinger was a stockholder of Starr.

       TRH and AIG are currently in the process of unwinding various relationships with Starr and SICO. As a result, TRH directors serving as AIG's executive officers have resigned as officers or directors of these companies and their subsidiaries. However, SICO has confirmed that all benefits accrued to employees under the SICO Plans through 2004 will be paid to employees in accordance with the terms of the SICO plans and AIG has provided assurance to TRH employees to that effect.

       Throughout 2005, 2004 and 2003 certain of Starr's subsidiaries operated as insurance agencies or brokers for insurance subsidiaries of AIG and, in such capacity, produced reinsurance business for TRH. TRH paid commissions to Starr subsidiaries of $11 million, $13 million and $9 million in 2005, 2004 and 2003, respectively, for such reinsurance purchased by subsidiaries of AIG totaling $59 million, $77 million and $46 million, respectively, in such years. From these commissions, Starr is required to pay its operating and acquisition expenses.

       In 2005, 2004 and 2003 TRH paid for the use of a golf club owned by a subsidiary of SICO. TRH paid approximately $95,000, $93,000 and $71,000, respectively, for the use of this facility.

       A number of senior TRH and AIG executives, including executives named in the Summary Compensation Table, have historically received compensation from Starr and SICO. Both companies own substantial amounts of AIG common stock and have had other relationships with AIG. For example, from time to time, Starr offered certain members of TRH's and AIG's senior management the opportunity to purchase shares of its common stock and, from 1975 through 2004, SICO has provided a series of 2-year Deferred Compensation Profit Participation Plans to senior TRH and AIG employees. Consistent with TRH's traditional presentation, awards allocated under the SICO Plans are reflected in the Summary Compensation Table and other transactions between TRH and AIG, Starr and SICO, are discussed in “Compensation Committee Interlocks and Insider Participation.” On January 9, 2006, Starr announced the completion of its tender offers for all Starr interests from AIG and TRH executives.

Compensation Committee Interlocks and Insider Participation

       During 2005 Messrs. Balog, Mackowski and Tizzio were members of the Compensation Committee. Mr. Greenberg was a member of the Compensation Committee until his resignation on April 4, 2005. On May 19, 2005, the Board appointed Mr. Sullivan to the Compensation Committee. On March 6, 2006, the Executive Committee, by a unanimous written consent accepted the resignation of Mr. Tizzio as a member of the Compensation Committee. On March 21, 2006, the Executive Committee, by a unanimous written consent appointed Mr. Bensinger to the Compensation Committee. No member of the Compensation Committee is a current officer or employee of the Company (or any of its subsidiaries) or was such an officer or employee at any time subsequent to June 1990, when the Company became a reporting company under the Exchange Act. Mr. Greenberg is a former director and Chairman of AIG and Mr. Tizzio is retired Senior Vice Chairman-General Insurance of AIG. AIG owns 59.29 percent of the outstanding TRH Common Stock and members of the AIG Group engage in reinsurance and retrocession transactions with TRH, and provide certain administrative and advisory services to TRH, in the ordinary course of TRH's business. Approximately $575 million (15%) of gross premiums written by TRH in 2005 was attributable to reinsurance purchased by subsidiaries of AIG, for the production of which TRH paid ceding commissions to such AIG subsidiaries totaling approximately $122 million in such year. TRH retroceded approximately $94.7 million of gross premiums written to subsidiaries of AIG in 2005 and received ceding commissions of approximately $9.0 million for the production of such business. TRH's employees participate in benefit plans administered by AIG including a noncontributory defined benefit pension plan, an employee stock purchase plan, a stock incentive plan and a voluntary savings plan (a 401(k) plan) which provides for certain matching contributions. Pursuant to service and lease agreements, the AIG Group furnishes to TRH certain office space, data processing, human resource related activities and certain other administrative services. TRH paid approximately $5.6 million to the AIG Group for these services in 2005. Pursuant to an investment management contract, AIG Global Investment Corp., an AIG subsidiary, acts as investment manager for TRH. In addition, during 2005, AIG Global Investment Corp. also provided investment advisory and management services for substantially all TRH's assets held as cash equivalents. TRH paid an aggregate of approximately $5.9 million to AIG Global Investment Corp. for such investment management services in 2005. TRH maintains a policy of directors and officers (“D&O”) liability insurance for itself, its directors and officers, its subsidiaries, and their directors and officers. In 2005, TRH paid $1,084,000 for this D&O coverage. TRH, as a subsidiary of AIG, is covered under AIG's policy of D&O liability insurance for itself, its directors and officers, its subsidiaries, and their directors and officers. In 2005, TRH paid AIG approximately $204,000 for its allocable portion of AIG's D&O premiums. Certain of Starr's subsidiaries operate as insurance agencies or brokers for insurance subsidiaries of AIG and, in such capacity, produce reinsurance business for TRH. TRH paid commissions to Starr subsidiaries of $11 million, $13 million and $9 million in 2005, 2004, and 2003, respectively, for such reinsurance purchased by subsidiaries of AIG totaling $59 million, $77 million and $46 million, respectively, in such years. From these commissions, Starr is required to pay its operating and acquisition expenses. The members of the Stock Option Plan Committee are Messrs. Balog and Mackowski, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

Committee Reports on Executive Compensation

Joint Report of the Compensation Committee and the Stock Option Plan Committee on Executive Compensation

       The Compensation Committee (“Committee”) met on September 21 and November 30, 2005. The Committee is composed solely of non-employee directors. The Committee is responsible for developing and making recommendations to the Board of Directors with respect to executive officer compensation policies and determines the cash compensation to be paid to the President and Chief Executive Officer and each of the other executive officers of the Company. The Committee coordinates its actions with those of the Stock Option Plan Committee (“Option Plan Committee”) and addresses the mix of compensation forms (salary, bonus, stock options) to foster long-term management motivation, development and stability.

       The Option Plan Committee met on September 21 and November 30, 2005. The Option Plan Committee is composed solely of non-employee directors. The Option Plan Committee is responsible for administering TRH's equity-based compensation plans and for making option grants to TRH executive officers and directors.

Overview

       Last year the Committee, the Option Plan Committee and the Board were presented with a number of unexpected challenges as a result of the resignations of several directors, who were senior executive officers of AIG, and the changing relationships between AIG and its subsidiaries, including TRH, and SICO and Starr.

       During 2005 and through 2006, the Committee and the Option Plan Committee (together the “Committees”) have taken a number of steps to retain TRH's senior executives and to provide continuity in compensation opportunities. The Committees believed that it was important to address the changing circumstances with regard to the prior relationships with SICO and Starr and to ensure that future compensation policies align the interests of management with those of stockholders.

       The Committees determined that they should conduct a review of TRH's current compensation framework and plans and directed senior management to evaluate TRH's existing arrangements, both near term and long term plans, including those emanating from SICO and Starr, and to provide the Committees with recommendations. As a result, the Committees have modified and revised TRH's compensation programs. The new programs represent a more simplified, performance-based compensation framework that is centralized under the Committees' oversight and are designed to retain and motivate senior management.

       To provide advice in this process, TRH engaged Watson Wyatt & Company (“Watson Wyatt”) as an independent advisor. TRH and the Committees have also received advice of outside counsel in evaluating and implementing the new programs.

       Assurances as to obligations of SICO and Starr. Historically, SICO and Starr provided compensation, benefits and, in the case of Starr, investment opportunities, to AIG and TRH employees. With regard to the changing relationship between AIG and its subsidiaries, including TRH, and SICO and Starr, the Compensation Committee of AIG, took steps to protect the interests of employees of AIG and its subsidiaries, including TRH's current employees with respect to these benefits and investments. Each of AIG and TRH agreed, subject to conditions, to:

•	Make any payment or delivery of AIG stock that is not promptly made with respect to the benefits accrued by current employees of TRH under historic SICO compensation plans and

•	Make any purchase or redemption payment to the extent not promptly made by Starr to current employees of TRH under Starr's organizational documents.

       The Committees believe that the AIG and TRH commitments provide additional retention incentives and reduce employee concern. In early 2006, Starr announced its completion of tender offers for all Starr interests from AIG and TRH executives. As a result, no TRH employee currently holds any Starr interests and AIG and TRH's assurance obligations with respect to Starr interests have therefore been extinguished.

       2005-2006 AIG Deferred Compensation Profit Participation Plan. The Compensation Committee of AIG adopted the 2005-2006 Deferred Compensation Profit Participation Plan (“AIG DCPPP”) that provides equity-based compensation to AIG and TRH key employees, including senior executives of TRH.

       The 2005-2006 AIG DCPPP was modeled on the plans provided by SICO for the benefit of AIG, including TRH, employees from 1975 though 2004. The SICO plans had two-year award terms and provided SICO's board of directors with the discretion to “contingently allocate” AIG shares to participating executives and employees based on the growth of AIG's earnings per share during the award period and the book value of AIG stock at the end of the period. Generally speaking, shares contingently allocated under the historic SICO plans to TRH's senior executives are delivered on retirement after reaching age 65; although some early payouts have been permitted by the board of directors of SICO.

       Although SICO had advised AIG and TRH employees of their level of participation in a proposed 2005-2006 SICO plan in late 2004, SICO did not ultimately adopt that plan. To provide compensation continuity, the AIG Compensation Committee established the 2005-2006 AIG DCPPP. After a review of participation levels originally announced by SICO, the AIG Compensation Committee, in conjunction with the Option Plan Committee provided identical participation level in the 2005-2006 AIG DCPPP for TRH executives.

       The 2005-2006 AIG DCPPP will contingently allocate a fixed number of shares to each participant if AIG cumulative adjusted earnings per share for 2005 and 2006 exceed that for 2003 and 2004. Although the majority of shares contingently allocated to senior executives of TRH will be delivered only on retirement after age 65, the 2005-2006 AIG DCPPP does provide for early delivery of a portion of the contingently allocated shares in 2008, 2010 and 2015. The early delivery enhances the perceived value of these awards to AIG and TRH senior executives and is designed to assist in retention. Shares delivered under the 2005-2006 AIG DCPPP will be issued pursuant to AIG's existing 2002 Stock Incentive Plan.

       The 2005-2006 AIG DCPPP is administered and funded by AIG, with no involvement by SICO. TRH will reimburse AIG and incur the cost associated with the participation of TRH employees in the 2005-2006 AIG DCPPP.

       Long term deferred cash compensation contract for CEO. Robert F. Orlich, CEO, President and currently serving as Chairman of TRH, received compensation from, and was a stockholder in Starr. Although Starr has repurchased all of its interests held by AIG employees, including Mr. Orlich, the repurchase price did not take into account any increase in Starr's adjusted book value in 2005. The Committee also felt it was important to provide a replacement for the investment opportunity, and related retention benefits, previously provided by Starr. As such, the committee negotiated a long term deferred cash compensation agreement with Mr. Orlich. Under the terms of the Award, Mr. Orlich will be entitled to receive $550,000 if he remains employed with TRH during the period beginning January 1, 2006 and ending December 31, 2010. If Mr. Orlich's employment with TRH terminates prior to December 31, 2010 for any reason other than death or permanent disability he will forfeit the award.

New Performance-Driven Compensation Framework

       The Committees have reviewed the compensation framework that existed prior to 2005 and have established a new compensation framework for senior executives of TRH. The new performance-driven framework is designed to attract, motivate and retain key executives and support an effective control environment. The Committees' philosophy for effecting this goal was to:

•	Centralize administration and control over individual executive compensation components

•	Align the long-term economic interests of executives with stockholders by ensuring that a substantial portion of each executive's compensation and net worth is represented by TRH stock

•	Create retention incentives through extended vesting periods to complement near-term compensation

•	Promote transparency and fairness in compensation decisions by relating a portion of select senior executives' compensation to pre-established, objective performance measures

       The on-going compensation framework for senior TRH executives will consist of the following elements:

•	Base salary

•	Annual and/or interim cash bonuses

•	Time-vested grants of options and/or Restricted Stock Units (“RSUs”)

•	Performance RSUs granted under the TRH 2003 Stock Incentive Plan and/or the AIG 2002 Stock Incentive Plan based on TRH selected performance measures

•	Deferred cash compensation awards, when deemed appropriate by the Committee, for the retention and motivation of senior executive officers.

       Several of the compensation elements will be long-term performance-based compensation. The Committees believes that multiple long-term elements will work to emphasize the numerous performance measures senior executives need to address in order to deliver stockholder value. The value of time-vested equity awards reflects stock performance. Performance based equity awards may reflect a combination of income statement performance and stock performance. Deferred cash compensation arrangements can provide an added retention incentive for key senior executives.

       Before making any compensation recommendations, the Committees, in conjunction with TRH's Human Resources Department, AIG's Corporate Compensation Department (“Corporate Compensation”) and Watson Wyatt conducted a comparative compensation analysis using data from selected publicly traded companies and collected and summarized data from the Watson Wyatt Reinsurance Survey (“Watson Wyatt Survey”).

       With respect to the comparative compensation analysis, the compensation of TRH executives was compared to executives at other publicly traded companies which compete with TRH based on their job titles and responsibilities. The Committee also considered various financial data of the selected companies, such as return on equity, expense ratio, combined ratio and the value today of $100 invested in June 1990 in its analysis. With respect to the Watson Wyatt Survey, two special studies were analyzed, one study looked at companies with Gross Written Premiums greater than $1 billion and the other study looked at a group of 10 companies against which TRH competes for executive talent.

       The compensation analysis considered all cash and equity components, including salary, bonus, intermediate compensation and long-term compensation. Once the analysis was completed, the Committees reviewed the analysis in detail with Corporate Compensation and Watson Wyatt. The Committee believes that the Company's performance in 2005, achieving a modest profit despite the record catastrophe losses in the industry, as compared to its competitors, the vast majority of which reported significant losses, was largely attributable to the leadership of senior management. It was agreed that it would be in the best interest of the Company and its stockholders to compensate these individuals in a manner commensurate with their contributions to the Company's success. Accordingly, based solely on a subjective review, Robert F. Orlich, the Company's President and Chief Executive Officer, was given an increase in base salary to $800,000 in 2006 from $772,000 in 2005. As a result of the change in relationships between AIG and its subsidiaries including TRH, and SICO and Starr, Mr. Orlich's base salary was increased in mid-2005 by $32,000, to provide a replacement for income no longer provided by Starr. Mr. Orlich was also given bonuses by TRH in the amount of $666,500 in 2005. Management's recommendations with respect to the other executives of the Company were also reviewed, considered and approved, based upon a subjective review of their respective responsibilities and contributions to the Company.

       In addition, the Option Plan Committee conducted a review of the Company's senior executives performance for 2005. The Option Plan Committee's approach was subjective. The Committee did not use specific criteria or formula to calculate the aggregate number of options granted or the grants to each individual. As part of its general discussion, the Option Plan Committee considered the past and potential contribution to the Company of its executive officers, the amount of options awarded in prior years, the option grants awarded by competitors as disclosed in publicly available materials as described above, the successful financial performance of the Company, the Company's long-term compensation goals and the cash compensation paid to the Company's executive officers. The Option Plan Committee concluded that the Company's executive officers demonstrated superior leadership toward the Company's performance in 2005. As a result, in November 2005, the Option Plan Committee provided Mr. Orlich with a grant of options to purchase 60,000 shares of TRH Common Stock in recognition of his superior leadership and as a retention and motivation incentive. The Option Plan Committee also approved significant option grants for the Company's other executive officers. The Option Plan Committee also awarded time-vesting RSUs to certain senior executives to provide further motivation and retention incentives. In addition, in November of 2005, the Option Plan Committee approved the granting of options to certain directors. The option grants to directors were made after reviewing and approving management's recommendations, which were based on a subjective assessment of each individual's past and prospective contribution to the Company.

       The Committee has considered the tax deductibility of cash compensation to its executive officers in light of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Any amounts paid in excess of $1 million will not be deductible pursuant to Section 162(m) for 2005. The

Option Plan Committee has structured the TRH 1990, 1995 and 2000 Stock Option Plans with the intention that the compensation resulting from such plans would be deductible in light of Code Section 162(m). In addition, the Option Plan Committee has recommended that the stockholders approve amendments to the 2003 Stock Incentive Plan to provide for performance based awards that would comply with Code Section 162(m) for 2006 and in future years.

Compensation Committee:	Stock Option Plan Committee:
James Balog, Chairman	James Balog, Chairman
John J. Mackowski	John J. Mackowski
Martin J. Sullivan
Thomas R. Tizzio

Report of the Audit Committee

       The role of the Audit Committee (“Committee”) is to assist the Board of Directors in its oversight of TRH's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent”, as required by applicable listing standards of the New York Stock Exchange. The Committee currently operates pursuant to a Charter that was adopted on March 25, 2004. As set forth in the Audit Committee's Charter, the management of TRH is responsible for the preparation, presentation and integrity of TRH's financial statements, TRH's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm (the “independent accounting firm”) is responsible for performing an integrated audit of TRH's financial statements and of its internal control over financial reporting. Based on those audits, the independent accounting firm is responsible for expressing opinions as to the conformity of the financial statements with accounting principles generally accepted in the United States of America, and on management's assessment of its internal controls over financial reporting and the effectiveness of the Company's internal control over financial reporting, each based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

       During 2005, the Committee held a total of 14 scheduled meetings, 12 of which were regularly scheduled. Representatives of the independent accounting firm, the Chief Financial Officer and the Director of Internal Audit attended 13 of the 14 meetings. The General Counsel participated in each Audit Committee meeting during the year. Both the independent accounting firm and the Director of Internal Audit have free access to the Committee and the Chairman of the Committee. The Committee regularly reviews the performance and staffing levels of the Internal Audit Department with the Director of Internal Audit and the independent accounting firm. The Committee has unfettered access to the management of the Company. During 2005, the Committee met with and received reports from the Chief Executive Officer, the Senior Vice President and Chief Actuary and the Senior Vice President that manages the Claims Department. Pursuant to the Committee Charter, the Committee has met in private sessions with the independent accounting firm, the Director of Internal Audit and the Chief Financial Officer of the Company.

       The Committee spent a substantial amount of time during 2005 discussing with the independent accounting firm, internal auditors and management the status and operating effectiveness of the Company's internal control over financial reporting. The Committee discussed the scope of the independent accounting firm's review with respect to the Company's operations. The Committee's oversight involved several meetings with management and with the independent accounting firm to monitor the preparation of management's report on the effectiveness of the Company's internal controls and the independent accounting firm's opinion on management's assessment. The meetings reviewed in detail the standards that were established, the content of management's assessment, and the independent accounting firm's testing and evaluation of the design and operating effectiveness of the internal controls. As reported in the Company's Annual Report on Form 10-K filed March 15, 2006, the independent accounting firm concluded that, as of December 31, 2005, management's assessment of the effectiveness of internal control was fairly stated in all material respects and that the Company maintained, in all material respects, effective internal control over financial reporting, based upon the criteria established in Internal Control—Integrated Framework issued by the COSO.

       During 2005, as part of the Committee's regularly scheduled meetings, the Committee monitored the Company's public offering of $750 million aggregate principal amount of 5.75% senior notes (Senior Notes) that was completed in December 2005. The Committee received reports from management and the independent accounting firm and discussed the work done and the review process performed by management and the independent accounting firm. The members of the Committee also served on the Special Committee established to approve, and determine the terms of the issuance of the Senior Notes.

       In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent accounting firm. The Committee has also discussed with the independent accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent accounting firm to TRH and audit and non-audit services to TRH's subsidiaries is compatible with maintaining their independence and has discussed with the independent accounting firm their independence with regard to TRH and its subsidiaries.

       Based upon the reports and discussions described in this report, on the role and responsibilities of the Committee described above and in the Audit Committee Charter, the Committee recommended to the Board that the audited financial statements be included in TRH's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

Audit Committee:
John J. Mackowski, Chairman James Balog C. Fred Bergsten

II. APPROVAL OF A PROPOSAL TO AMEND THE 2000 STOCK OPTION PLAN

       The Board of TRH has adopted, subject to approval of the stockholders, certain amendments (the “Amendments”) to the 2000 Stock Option Plan (the “2000 Plan”), which was previously approved by the stockholders. The Amendments increase the aggregate number of shares available for grant under the 2000 Plan from 2,812,500 shares (as such shares have been adjusted since 2000 pursuant to the stock splits effected as a stock dividend in 2001 and 2004) to 3,712,500 shares to assure that an adequate number of shares is available for grant during the remaining term of the 2000 Plan. In addition, the Amendments limit the maximum number of shares as to which stock options may be granted to any one employee under the plan to 600,000 shares. No other substantive amendments are being made to the 2000 Plan. The 2000 Plan, as amended and restated, is attached as Appendix B (the “Amended 2000 Plan”).

       The purpose of the Amended 2000 Plan is to advance the interests of TRH by providing key employees and members of the Board with additional incentives to continue their efforts on behalf of TRH. At December 31, 2005, TRH and its subsidiaries had approximately 60 employees who have been granted options under the 2000 Plan in prior years. The Amended 2000 Plan is to be administered by a committee of the Board (the “Committee”) drawn solely from members of the Board who are not and have not been officers of TRH or its subsidiaries. In certain circumstances the Board as a whole may administer the Amended 2000 Plan.

       Under the Amended 2000 Plan, options may be granted to such employees and members of the Board as selected by the Committee (or the Board) to purchase shares of TRH Common Stock at exercise prices not less than 100% of the fair market value of TRH Common Stock on the date of grant. Shares issued under the Amended 2000 Plan may consist of newly issued shares or shares acquired by TRH from time to time and held as treasury stock. Options, in general, will not be exercisable within one year of the date of grant, but thereafter may be exercised for up to nine years. Options may be granted upon such other terms and conditions as the Committee or the Board may approve. Options will not be transferable otherwise than by will or the laws of descent and distribution. The Amended 2000 Plan provides that the Committee will determine at the time of grant whether all or any part of a stock option will be an incentive stock option.

       In the event of any change in the corporate structure or shares of TRH, including a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, spinoff, extraordinary dividend, reorganization or liquidation, the Committee shall make such equitable adjustments as it deems appropriate to protect dilution or enlargement rights. Such adjustments shall include the number and kind of shares authorized by the Amended 2000 Plan, and, with respect to outstanding stock options, in the number and kind of shares covered and the option price. Shares subject to options which terminate or expire prior to exercise will be available for further issuance under the Amended 2000 Plan. No options may be granted under the Amended 2000 Plan after December 31, 2009. The Board may from time to time amend the Amended 2000 Plan, but no alteration or amendment may be made without the approval of stockholders if such approval is required by applicable law.

       No cash consideration will be received upon the grant of any option, but options may be granted in lieu of a portion of an employee's bonus.

       Because the granting of options under the provisions of the Amended 2000 Plan will be entirely within the discretion of the Committee or the Board, it is not possible to designate the employees or members of the Board to whom options will be granted under the Amended 2000 Plan or the number of shares to be covered by such options. Grants of options under the 2000 Plan made during 2005 are shown in the table on page 10 under the caption “Option Grants in the Last Fiscal Year”.

       The market value of the TRH Common Stock on April 4, 2006 was $57.50 per share.

Tax Matters

       Upon the grant or exercise of an incentive stock option, no income will be realized by the optionee for federal income tax purposes and TRH will not be entitled to any deduction. If the TRH Common Stock acquired upon exercise is not disposed of within the one-year period beginning on the date of the transfer of the TRH Common Stock to the optionee, nor within the two-year period beginning on the date of the grant of the option, any gain or loss realized by the optionee upon the disposition of such shares will be taxed as long-term capital gain or loss. In such event, no deduction will be allowed to TRH. If the TRH Common Stock is disposed of within the one-year or two-year periods referred to above, the optionee will realize ordinary income at the time of disposition in an amount equal to the excess of the fair market value of the TRH Common Stock on the date of exercise (or, if less, the net proceeds of the disposition) over the exercise price, and TRH will be entitled to a corresponding deduction.

       The use of shares previously acquired through the exercise of an incentive stock option in satisfaction of all or a part of the exercise for another option (whether or not an incentive stock option) is a disposition of the previously acquired shares for purposes of the one-year and two-year holding periods described above. All shares acquired upon the exercise of an incentive stock option, including previously acquired shares used in satisfaction of all or a part of the exercise price, are considered to have been acquired upon the date of exercise for purposes of the one-year and two-year holding periods.

       Upon the grant of a nonqualified option, no income will be realized by the optionee for federal income tax purposes, and TRH will not be entitled to any deduction. Upon the exercise of such an option, the optionee will realize ordinary income in the amount by which the fair market value of the TRH Common Stock at the time of exercise exceeds the exercise price, and TRH will be entitled to a corresponding deduction.

       Approval of Amendments requires approval by a majority of the shares of TRH Common Stock present and entitled to vote at the meeting.

       AIG has informed TRH that it intends to vote its shares of TRH Common Stock in favor of the adoption of the Plan.

       Your Board of Directors recommends a vote FOR the proposal to approve the Amendments.

III. APPROVAL OF A PROPOSAL TO AMEND THE 2003 STOCK INCENTIVE PLAN

       The Board of TRH has adopted, subject to approval of the stockholders, certain amendments (the “Amendments”) to the 2003 Stock Incentive Plan (the “2003 Plan”), which was previously approved by the stockholders. The Amendments increase the aggregate number of shares available for grant under the 2003 Plan from 625,000 shares (as such shares have been adjusted since 2003 pursuant to the stock split effected as a stock dividend in 2004) to 925,000 shares to assure that an adequate number of shares is available for grant during the remaining term of the 2003 Plan. In addition, the Amendments limit the maximum number of shares as to which awards may be granted to any one employee to 60,000 shares in any calendar year under the plan. This amendment also allows for the flexibility in the vesting terms of grants under the plan and provides generally that the vesting terms will be determined by a committee (the “Committee”). This amendment is also intended to allow grants of restricted stock and restricted stock units under the 2003 Plan to qualify as “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”). No other substantive amendments are being made to the 2003 Plan. The 2003 Plan, as amended and restated, is attached as Appendix C (the “Amended 2003 Plan”).

       The Amended 2003 Plan will be administered by the Committee appointed solely from members of the Board who are not and have not been officers of TRH or its subsidiaries. The Board, in its discretion, may also administer the Plan and, in such a case, has all of the rights, powers and authority of the Committee.

       The purpose of the Amended 2003 Plan is to advance the interests of TRH by providing key employees and members of the Board with additional incentives to continue their efforts on behalf of TRH. Awards under the Plan may be made to such officers, directors, employees (including prospective employees), consultants and other individuals who may perform services for the Company, as the Committee may select, except that no Award may be made to directors who are not employees of the Company without stockholder approval. At December 31, 2005, TRH and its subsidiaries had approximately 175 employees who have participated in the 2003 Plan in prior years.

       The Committee has the authority (but not the obligation) to adjust the terms of any outstanding Award, and the number of shares of TRH Common Stock issuable under the Plan, for any increase or decrease in the number of issued shares of TRH Common Stock resulting from a recapitalization, stock split, stock dividend, combination or exchange of shares of common stock, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of TRH Common Stock.

       Unless otherwise provided in an award agreement or determined by the Committee, a successor to TRH as a result of a business combination may assume, or replace with equivalent awards, all outstanding Awards.

       Types of Awards. The Plan provides for grants of restricted stock, restricted stock units, dividend equivalent rights and other equity-based or equity-related Awards. Stock options, however, may not be awarded under the Plan.

Restricted Shares of TRH Common Stock. The Committee may grant restricted shares of TRH Common Stock in amounts, and subject to terms and conditions, as the Committee may determine. The grantee will have the rights of a stockholder with respect to the restricted stock, subject to any restrictions and conditions as the Committee may include in the award agreement.

Restricted Stock Units. The Committee may grant restricted stock units in amounts, and subject to terms and conditions, as the Committee may determine. Recipients of restricted stock units have only the rights of a general unsecured creditor of TRH and no rights as a stockholder of TRH until the TRH Common Stock, cash, securities or other property underlying the restricted stock units is delivered.

Dividend Equivalent Rights. The Committee may, in its discretion, include in the award agreement a dividend equivalent right entitling the grantee to receive amounts equal to the dividends that would be paid, during the time such Award is outstanding, on the shares of TRH Common Stock covered by such Award as if such shares were then outstanding. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of TRH until payment of such amount is made as specified in the applicable award agreement.

       Other Stock-Based Awards. The Committee may grant other types of equity-based Awards or equity-related Awards, including the grant of unrestricted shares of TRH Common Stock in amounts, and subject to terms and conditions, as the Committee may determine. These Awards may involve the transfer of actual shares of TRH Common Stock, or the payment in cash or otherwise of amounts based on the value of shares of TRH Common Stock, and may include Awards designed to comply with, or take advantage of certain benefits of, the local laws of non-U.S. jurisdictions.

       The Committee may determine that a grant of restricted stock or restricted stock units under the Amended 2003 Plan will be a performance-based award which satisfies the applicable requirements of the performance-based exemption of Section 162(m) (such awards, “Performance Awards”). The vesting, payment, settlement or lapsing of any restriction with respect to a Performance Award shall be subject to the satisfaction of performance objectives established at the time the Performance Award is granted. Performance objectives will be one or more financial performance objectives of the Company and/or its operating unit(s) established by the Committee and may be expressed in terms of:

•	Earnings per share,

•	Earnings (which may be expressed as earnings before specified items and adjustments such as interest and taxes),

•	Return on assets,

•	Return on invested capital,

•	Revenue,

•	After tax operating income,

•	Operating income,

•	Adjusted operating income,

•	Cash flow,

•	Total stockholder return,

•	Combined loss and expense ratio,

•	Book value or adjusted book value,

•	Stock price,

•	Return on equity,

•	Expense reduction or containment or

•	Any combination of the above.

       The Committee may provide for the manner in which performance will be measured against the performance objectives to reflect the impact of specified corporate transactions (such as stock splits or stock dividends) acquisitions or divestitures, special charges (including for catastrophic events), account or tax law changes and other extraordinary or nonrecurring events. In respect of a Performance Award, the Committee retains the right to reduce, but not increase, the amount of cash paid or shares of restricted stock on which restrictions lapse.

       Nonassignability and No Hedging. Except to the extent otherwise provided in the award agreement or approved by the Committee, no Award or right granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), other than by will or by the laws of descent and distribution. During the life of the grantee, Awards may be exercised only by the grantee or the grantee's legal representative.

       Amendment and Termination. Unless otherwise determined by the Board, stockholder approval of any suspension, discontinuance, revision or amendment shall be obtained only to the extent necessary to comply with any applicable law provided, however, that, without stockholder approval, neither the Board nor the Committee may amend the Plan to (i) materially increase the benefits accruing to grantees under the Plan, (ii) materially increase the number of shares of Common Stock which may be issued under the Plan, or (iii) materially modify the requirements for participation in the Plan. Unless previously terminated by the Board, the Plan will terminate on May 15, 2013, but any outstanding Award will remain in effect until it otherwise lapses or is satisfied.

       The market value of the TRH Common Stock on April 4, 2006 was $57.50 per share.

       Approval of Amendments requires approval by a majority of the shares of TRH Common Stock present and entitled to vote at the meeting.

       AIG has informed TRH that it intends to vote its shares of TRH Common Stock in favor of the adoption of the Plan.

       Your Board of Directors recommends a vote FOR the proposal to approve the Amendments.

IV. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       The Audit Committee and the Board of Directors have recommended the employment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of TRH for 2006. The firm, and its predecessors, has served as TRC's independent accountants since 1977 and TRH's since 1986. Representatives of the firm are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

       Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of TRH's annual financial statements for the fiscal years ended December 31, 2005 and 2004 and for the reviews of the financial statements included in TRH's Quarterly Reports on Form 10-Q for those fiscal years was $1,036,000 and $1,825,125, respectively.

       Audit-Related Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for audit-related professional services for the fiscal years ended December 31, 2005 and 2004 was $90,000 and $90,000, respectively. These services were performed in connection with issuing an actuarial certification for New York State.

       Tax Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional tax services for the fiscal years ended December 31, 2005 and 2004 was $51,000 and $38,338, respectively. These services were performed in connection with international tax compliance on behalf of the company and expatriate employees.

       All Other Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to TRH, other than the services described above under “Audit Fees”, “Audit-Related Fees” and “Tax Fees” for the fiscal years ended December 31, 2005 and 2004 was $0 and $0, respectively.

Audit Committee Pre-Approval Policies and Procedures

       The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by the Company's independent accountants (the “Policy”) prior to the engagement of the independent registered public accounting firm with respect to such services.

       Under the Policy, proposed services may be pre-approved on a periodic basis or individual engagements may be separately approved by the Audit Committee prior to the services being performed. In each case, the Audit Committee considers whether the provision of such services would impair the independent accountants' independence. All audit services, audit-related services, tax services and other services provided by PricewaterhouseCoopers LLP for 2005 were pre-approved by the Audit Committee.

       Ratification of the selection of the independent registered public accounting firm requires approval by a majority of the shares of TRH Common Stock present and entitled to vote at the meeting. Abstentions will have the effect of a vote against the proposal and broker non-votes will reduce the number of votes required to achieve a majority vote. Neither TRH's Certificate of Incorporation, as amended, nor its Amended and Restated By-Laws, require that the stockholders ratify the selection of PricewaterhouseCoopers LLP as its independent registered public accounting firm. TRH's Board is requesting stockholder ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Board and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such change would be in the best interest of TRH and its stockholders.

       Your Board of Directors recommends a vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP.

V. STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

       All suggestions from stockholders are given careful attention. Proposals intended to be presented at the 2007 annual meeting, and included in the Proxy Statement, should be sent to the TRH Corporate Secretary at 80 Pine Street, New York, New York 10005 and must be received by December 13, 2006. In addition, under TRH's Amended and Restated By-Laws, stockholders must comply with specified procedures to nominate directors or introduce an item of business at an annual meeting. Nominations or an item of business to be introduced at an annual meeting must be submitted in writing and received by TRH generally not less than 90 days nor more than 120 days in advance of an annual meeting. To be in proper written form, a stockholder's notice must contain the specific information required by TRH's Amended and Restated By-Laws. A copy of TRH's Amended and Restated By-Laws which describes the advance notice procedures can be obtained from the TRH Corporate Secretary.

VI. OTHER MATTERS

       While management knows of no other issues, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy form to vote the proxy in accordance with their judgment on such matters.

Incorporation by Reference

       To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing by TRH under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled “Committee Reports on Executive Compensation;” “Report of the Audit Committee” (to the extent permitted by the rules of the Securities and Exchange Commission); “Performance Graph” and the appendices to the Proxy Statement shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

Important Notice Regarding Delivery of Stockholder Documents

       In accordance with a notice sent to certain stockholders of TRH Common Stock who hold TRH Common Stock through a broker or otherwise through a nominee and who share a single address, only one copy of this Notice of Annual Meeting of Stockholders and Proxy Statement and TRH's 2005 Annual Report to Stockholders is being sent to that address unless TRH receives contrary instructions from any stockholder at that address. This practice, known as “householding”, is designed to reduce printing and postage costs. However, if any stockholder residing at such address wishes to receive a separate copy of this Notice of Annual Meeting and Proxy Statement or TRH's Annual Report to Stockholders, he or she may contact Investor Relations at 80 Pine Street, New York, New York 10005, 212-770-2040 and TRH will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact Investor Relations if he or she would like to receive separate proxy materials and annual reports in the future. If a stockholder receives multiple copies of TRH's proxy materials and annual reports, he or she may request householding in the future by contacting TRH's Investor Relations.

Proxy Solicitation

       TRH will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, personal interview, telephone and facsimile transmission by directors, their associates and approximately five officers and regular employees of TRH and its subsidiaries without receiving additional compensation. TRH will reimburse brokers and others holding stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

APPENDIX A

TRANSATLANTIC HOLDINGS, INC.
DIRECTOR INDEPENDENCE STANDARDS

       Pursuant to the New York Stock Exchange (“NYSE”) listing standards, a director having any of the following relationships shall be deemed to have a material relationship with TRH1 and shall not be considered “independent”:

•	A director who is, or has been within the last three years, employed[2] by TRH or AIG[3] or has an immediate family member[4] who is, or has been within the last three years, employed as an executive officer[5] of TRH or AIG.

•	A director who has received, or has an immediate family member who has received, during any twelve month period within the last three years, more than $100,000 in direct compensation from TRH or AIG, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not in any way contingent on continued service) and other than compensation received by an immediate family member as a non-executive employee of TRH or AIG.

•	A director (A) who is, or has an immediate family member who is, a current partner of a firm that is TRH's internal or external auditor; (B) who is a current employee of such a firm; (C) who has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) who was, or has an immediate family member who was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on TRH's audit within that time.

•	A director who is, or has been within the last three years, employed, or has an immediate family member who is, or has been within the last three years, employed, as an executive officer of another company where any of TRH's present executive officers at the same time serves or served on that company's compensation committee.

•	A director who is currently employed, or has an immediate family member currently employed as an executive officer, by a company that has made payments[6] to or received payments from TRH for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company's consolidated gross revenues.

       The following relationships and transactions shall not be deemed material for purposes of the NYSE listing standards. The fact that a particular relationship or transaction is not addressed by the

1 “TRH” shall refer to Transatlantic Holdings, Inc. and its consolidated subsidiaries.

2 Employment or compensation received by a director for former service as an interim chairman or CEO does not need to be considered as a factor by the board in determining independence under this test.

3 “AIG” shall refer to American International Group, Inc. and its consolidated subsidiaries.

4 “Immediate family member” includes a director's spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than a domestic employee) who shares the director's home. When applying the relevant look-back provisions of the standards, persons who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated shall not be considered.

5 “Executive officer” shall refer to such entity's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity. Officers of such entity's parent or subsidiaries shall be deemed officers of such entity if they perform such policymaking functions for such entity.

6 Contributions to tax exempt organizations are not considered payments under this test.

A-1

below standards or exceeds the thresholds in these standards shall not create a presumption that the director is or is not “independent”.

•	A relationship arising solely from a director's status as an executive officer, employee or a greater than 10% equity owner of a company that has made payments to or received payments from TRH or AIG so long as the payments made or received during any of the last three fiscal years are not in excess of the greater of $1 million or 2% of the other company's consolidated gross revenues for the fiscal year in which the payments were made (based on the other company's most recently available financial statements).

•	A relationship arising solely from director's ownership of 10% or less of the equity interests in an entity that has a relationship or engages in a transaction with TRH or AIG.

•	A relationship arising solely from a director's position as a director or advisory director (or similar position) of another for-profit or not-for-profit corporation or organization that engages in a transaction with TRH or AIG or receives contributions from TRH, AIG or the Starr Foundation.

•	A relationship arising solely from a director's affiliation with a charitable organization as an executive officer that receives contributions from TRH, AIG or The Starr Foundation, so long as such contributions (other than employee matching contributions) for a calendar year are not in excess of the greater of $1 million or 2% of the charitable organization's consolidated gross revenues for the charitable organization's most recent fiscal year for which financial statements are publicly available.

•	The ownership by a director of equity securities of TRH or AIG, so long as the relationship is entered into in the ordinary course of business and is on substantially the same terms as those prevailing at the time for similarly situated persons who are not directors of TRH.

•	Any other relationship or transaction that is not required to be disclosed pursuant to Item 404(a) of Regulation S-K.

•	Any relationship or transaction with an immediate family member of a director that would fall within one of the preceding standards.

A-2

APPENDIX B

TRANSATLANTIC HOLDINGS, INC.
2000 STOCK OPTION PLAN (THE “PLAN”)
As amended and restated March 30, 2006

       1. Purpose. The purpose of this Plan is to advance the interests of Transatlantic Holdings, Inc. (“TRH”) by providing certain key employees of TRH and its subsidiaries, and members of the board of directors of TRH (the “Board”) upon whose judgment, initiative and efforts the successful conduct of the business of TRH largely depends, with an additional incentive to continue their efforts on behalf of TRH and its subsidiaries, as well as to attract people of training, experience and ability to TRH and its subsidiaries.

       2. Administration. Except as otherwise provided herein, the Plan shall be administered by a committee (the “Committee”) of the Board to be drawn solely from members of the Board who are not and have not been officers of TRH or its subsidiaries. The Committee shall consist of at least two (2) directors of TRH, each of which shall be (a) a Nonemployee Director (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended) and (b) to the extent necessary for any stock option granted hereunder intended to qualify as Performance Based Compensation (within the meaning of Section 162(m)(4)(C) of the Code (as defined below) and the regulations promulgated thereunder) to so qualify, an Outside Director (within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder). For purposes of the preceding sentence, if one or more members of the Committee is not, in the case of clause (a) of the preceding sentence, a Nonemployee Director, or, in the case of clause (b) of the preceding sentence, an Outside Director, and, in either case, recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any stock options granted thereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all optionees and on their legal representatives and beneficiaries. The Committee shall have the authority, in its absolute discretion, to determine which employees of TRH and its subsidiaries shall receive stock options, the time when stock options shall be granted, the terms of such options and the number of shares for which options shall be granted. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant stock options (including grants to members of the Board who are not employees of TRH and its subsidiaries) or administer the Plan, in which case the Board shall have all of the authority and responsibility granted to the Committee herein.

       3. Stock Subject to the Plan. Subject to adjustment as provided in Section 7 hereof, the maximum number of shares that may be issued under the Plan is 3,712,500 shares of the common stock, par value $1.00 per share (the “Common Stock”) of TRH as such shares shall exist on January 1, 2000 which shares of Common Stock may, in the discretion of the Committee, be either authorized but unissued shares or shares previously issued and reacquired by TRH. Upon the expiration or termination (in whole or in part) of unexercised options, shares of Common Stock subject thereto shall again be available for issuance under the Plan.

       4. Eligibility. Employees of TRH and its subsidiaries, and members of the Board, shall be eligible to receive stock options under the Plan. Only employees shall be eligible to receive stock options that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

       5. Grant of Stock Options. (a) Stock options may be granted to eligible recipients in such number and at such times during the term of this Plan as the Committee shall determine: provided, however, that (i) the maximum number of shares of Common Stock as to which stock options may be granted under this Plan to any one individual in any one year may not exceed 187,500 shares (as adjusted pursuant to the provisions of Section 7) and (ii) options to purchase more than 600,000 shares of

Common Stock set forth in Section 3 above (as adjusted pursuant to the provisions of Section 7) shall not be granted under this Plan to any one person.

       (b) At the time of grant, the Committee shall determine (i) whether all or any part of a stock option granted to an eligible employee shall be an incentive stock option and (ii) the number of shares subject to such incentive stock option. The form of any stock option which is all or in part an incentive stock option shall clearly indicate that such stock option is an incentive stock option or, if applicable, the number of shares subject to the incentive stock option. The aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an eligible employee during any calendar year (under all such plans of TRH and of any subsidiary corporation of TRH) shall not exceed $100,000.

       6. Terms and Conditions of Stock Options. All stock options granted under the Plan shall be in such form as the Committee may from time to time determine and shall be subject to the following terms and conditions:

(a) Option Price. The option price per share with respect to each stock option shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Stock on the date the stock option is granted.

(b) Term of Option. In no event shall any stock option be exercisable after the expiration of 10 years from the date on which the stock option is granted.

(c) Exercise of Stock Option and Payment for Shares. Except as provided in paragraph (e) of this Section below, the shares covered by each stock option may not be purchased for one year after the date on which the stock option is granted, but thereafter may be purchased in such installments as shall be determined by the Committee at the time the stock option is granted. Any shares not purchased on the applicable installment date may be purchased thereafter at any time prior to the final expiration of the stock option. To exercise a stock option, the optionee shall give written notice to TRH specifying the number of shares to be purchased and accompanied by payment of the full purchase price therefor: (i) in cash or by certified or official bank check, (ii) in shares of Common Stock held by the optionee for at least six months, valued as of the date of exercise, of the same class as those to be granted by exercise of the option, or (iii) in a combination of (i) and (ii). Notwithstanding the foregoing, at the sole discretion of the Committee, upon the request of the optionee, the Committee may permit, on such other terms and conditions as the Committee may determine, the deferral of delivery to a date or dates specified by the optionee of all or some of the shares otherwise deliverable by TRH to the optionee upon the exercise of the option. The Common Stock will be valued on the date of exercise at the fair market value as determined by the Committee. Any person exercising a stock option shall make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by TRH, on terms acceptable to TRH, with the provisions of the Securities Act of 1933, as amended, and any other applicable legal requirements. If an optionee so requests, shares purchased may be issued in the name of the optionee and another jointly with the right of survivorship.

(d) Non-transferability of Options. No stock option granted under the Plan shall be transferable by the optionee other than by will or the laws of descent and distribution, and such stock option shall be exercisable, during his or her lifetime, only by the optionee.

(e) Termination of Employment. Except as otherwise provided by the Committee, no part of any stock option granted to an employee (including an officer) may be exercised after the termination of his or her employment with TRH and its subsidiaries, except that (i) if such termination of employment is at or after normal retirement age or due to disability or death, any portion of a stock option, whether or not exercisable at the time of such termination, may be exercised by the optionee (or in case of death by the person or persons to whom the optionee's rights under such stock option are transferred by will or the laws of descent and distribution) at any time within the term of the stock option; and (ii) if such termination of employment is not at or after normal retirement age or due to disability or death, with the approval of the Committee, any portion of a stock option may be exercised by the optionee within three months after such termination, but only to the extent such stock option was exercisable at the time of such termination.

       7. Adjustment in Event of Changes in Capitalization. In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, spinoff, extraordinary dividend, reorganization or liquidation, or any other change in the corporate structure or shares of TRH, subsequent to January 1, 2000, the Committee shall make such equitable adjustments, designed to protect dilution or enlargement of rights, as it may deem appropriate, in the number and kind of shares authorized by the Plan, in the limitations set forth in Section 5(a) and, with respect to outstanding stock options, in the number and kind of shares covered thereby and in the option price.

       8. Rights as a Stockholder. An optionee shall have no rights as a stockholder with respect to any shares covered by a stock option until the date of issuance of a stock certificate for such shares.

       9. Withholding Taxes. Whenever shares of Common Stock are to be issued in satisfaction of stock options granted under the Plan, TRH shall have the right to require the recipient to remit to TRH an amount sufficient to satisfy all applicable withholding tax requirements prior to the delivery of any certificate or certificates for shares.

       10. Term of Plan. No stock options shall be granted pursuant to the Plan after December 31, 2009 but stock options theretofore granted may extend beyond such date and the terms and conditions of the Plan shall continue to apply thereto.

       11. Choice of Law. THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

       12. Termination or Amendment of Plan. The Board may at any time terminate the Plan with respect to any shares of Common Stock of TRH not at the time subject to option, and may from time to time alter or amend the Plan or any part thereof, provided that no change may be made in any stock option theretofore granted which would impair the rights of an optionee without the consent of such optionee, and further, that no alteration or amendment may be made without the approval of stockholders if such approval is required by applicable law.

       13. Approval of Stockholders. The Plan is being amended and restated as of March 30, 2006 by the Board subject to approval by the stockholders of TRH at the 2006 Annual Meeting of Stockholders. Any stock options granted under the Plan prior to the date of such stockholder approval are expressly conditioned on such stockholder approval.

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APPENDIX C

TRANSATLANTIC HOLDINGS, INC.
2003 STOCK INCENTIVE PLAN
as amended and restated March 30, 2006

ARTICLE I
GENERAL

1.1 Purpose

       The purpose of the Transatlantic Holdings, Inc. 2003 Stock Incentive Plan is to attract, retain and motivate officers, directors, employees (including prospective employees), consultants and others who may perform services for the Company, to compensate them for their contributions to the long-term growth and profits of the Company, and to encourage them to acquire a proprietary interest in the success of the Company.

1.2 Definitions of Certain Terms

       “TRH” means Transatlantic Holdings, Inc. or a successor entity contemplated by Section 3.5.

       “Award” means an award made pursuant to the Plan.

       “Award Agreement” means the written document by which each Award is evidenced.

       “Board” means the Board of Directors of TRH.

       “Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing shares of Common Stock of TRH.

       “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the applicable rulings and regulations thereunder.

       “Committee” shall have the meaning set forth in Section 1.3.1.

       “Common Stock” means the common stock of TRH, par value $1.00 per share.

       “Company” means TRH and its subsidiaries.

       “Covered Person” shall have the meaning set forth in Section 1.3.3.

       “Employment” means a grantee's performance of services for the Company, as determined by the Committee. The terms “employ” and “employed” shall have their correlative meanings.

       “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the applicable rules and regulations thereunder.

       “Fair Market Value” means, with respect to a share of Common Stock on any day, the fair market value as determined in accordance with a valuation methodology approved by the Committee.

       “Operating Unit” means a division, segment, subsidiary, group, product line or product line grouping for which an income statement reflecting sales and operating income is produced.

       “Performance Awards” means any Award of restricted stock or restricted stock units that is intended to constitute “performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

       “Performance Cycle” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.

       “Performance Objectives” means the objectives set forth in Section 2.8.2 for the purpose of determining the degree of payout and/or vesting of Performance Awards.

       “Plan” means the Transatlantic Holdings, Inc. 2003 Stock Incentive Plan, as described herein and as hereafter amended from time to time.

1.3 Administration

       1.3.1 Except as otherwise provided herein, the Plan shall be administered by a committee (the “Committee”) of the Board to be drawn solely from members of the Board who are not and have not been officers of the Company. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Award granted thereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, binding and conclusive on all grantees and on their legal representatives and beneficiaries. The Committee shall have the authority, in its absolute discretion, to determine the persons who shall receive Awards, the time when Awards shall be granted, the terms of such Awards, the number of shares of Common Stock, if any, which shall be subject to such Awards and whether such Awards are to be Performance Awards. Unless otherwise provided in an Award Agreement, the Committee shall have the authority, in its absolute discretion, to (i) amend any outstanding Award Agreement in any respect, whether or not the rights of the grantee of such Award are adversely affected, including, without limitation, to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised, waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or impose new goals, restrictions and conditions, or reflect a change in the grantee's circumstances and (ii) determine whether, to what extent and under what circumstances and method or methods (A) Awards may be (1) settled in cash, shares of Common Stock, other securities, other Awards or other property or (2) canceled, forfeited or suspended, (B) shares of Common Stock, other securities, other Awards or other property, and other amounts payable with respect to an Award may be deferred either automatically or at the election of the grantee thereof or of the Committee and (C) Awards may be settled by the Company or any of its designees. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards (including grants to members of the Board who are not employees of the Company) or administer the Plan, in which case the Board shall have all of the authority and responsibility granted to the Committee herein. To the extent any Award is made to an “officer” (as defined for purposes of Rule 16a-1(f) under the Exchange Act) or director of TRH, the grant of the Award and any determination with respect to the Award shall be made by the full Board or a committee or subcommittee of the Board composed of at least two “non-employee directors” (as defined in Rule 16b-3 under the Exchange Act) and to the extent an Award is a Performance Award, the grant of the Award and any determination relating to the Award shall be made by the Committee if all members of the Committee are “outside directors” (as defined in Section 162(m) of the Code and the regulations thereunder) or a subcommittee of the Committee comprised only of members who are outside directors. For purposes of the preceding sentence, if one or more members of the Committee is not a non-employee director and an outside director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of members of the Committee who have not recused themselves or abstained from voting.

1.4 Persons Eligible for Awards

       Awards under the Plan may be made to such officers, directors, employees (including prospective employees), consultants and other individuals who may perform services for the Company, as the Committee may select, except that no Award may be made to directors who are not employees of the Company without stockholder approval.

1.5 Types of Awards Under Plan

       Awards may be made under the Plan in the form of (a) restricted stock, (b) restricted stock units, (c) dividend equivalent rights and (d) other equity-based or equity-related Awards which the Committee determines to be consistent with the purposes of the Plan and the interests of the Company. TRH, however, will not grant stock options pursuant to the Plan.

1.6 Shares of Common Stock Available for Awards

       1.6.1 Common Stock Subject to the Plan. Subject to adjustment as provided in Section 1.6.2 hereof, the maximum number of shares that may be issued under the Plan is nine hundred twenty five thousand (925,000) shares of Common Stock. Such shares of Common Stock may, in the discretion of the Committee, be either authorized but unissued shares or shares previously issued and reacquired by TRH. If any Award shall expire, terminate or otherwise lapse, in whole or in part, any shares of Common Stock subject to such Award (or portion thereof) shall again be available for issuance under the Plan.

       1.6.2 Adjustments. The Committee shall have the authority (but shall not be required) to adjust the number of shares of Common Stock authorized pursuant to Section 1.6.1 and to adjust equitably (including, without limitation, by payment of cash) the terms of any outstanding Awards (including, without limitation, the number of shares of Common Stock covered by each outstanding Award, the type of property to which the Award is subject and the exercise or strike price of any Award), in such manner as it deems appropriate to preserve the benefits or potential benefits intended to be made available to grantees of Awards, for any increase or decrease in the number of issued shares of Common Stock resulting from a recapitalization, stock split, stock dividend, combination or exchange of shares of Common Stock, merger, consolidation, rights offering, separation, reorganization or liquidation, extraordinary dividend or other distribution or any other change in the corporate structure or shares of TRH. After any adjustment made pursuant to this Section 1.6.2, the number of shares of Common Stock subject to each outstanding Award shall be rounded down to the nearest whole number.

       1.6.3 There shall be no limit on the amount of cash, securities (other than shares of Common Stock as provided in this Section 1.6) or other property that may be delivered pursuant to the Plan or any Award, provided, however, that Awards with respect to no more than 60,000 shares of Common Stock may be granted to any one grantee in any calendar year.

ARTICLE II
AWARDS UNDER THE PLAN

2.1 Agreements Evidencing Awards

       Each Award granted under the Plan shall be evidenced by a written document which shall contain such provisions and conditions as the Committee deems appropriate. The Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under this Plan or any award granted under any other plan of the Company. By accepting an Award pursuant to the Plan, a grantee thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

2.2 No Rights as a Stockholder

       No grantee of an Award shall have any of the rights of a stockholder of TRH with respect to shares of Common Stock subject to such Award until the delivery of such shares. Except as otherwise provided in Section 1.6.2, no adjustments shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) for which the record date is prior to the date such shares are delivered.

2.3 Grant of Restricted Shares of Common Stock

       The Committee may grant or offer for sale restricted shares of Common Stock in such amounts and subject to Section 2.7 and such terms and conditions as the Committee shall determine. Upon the delivery of such shares, the grantee shall have the rights of a stockholder with respect to the restricted stock, subject to Section 2.7 and any other restrictions and conditions as the Committee may include in the applicable Award Agreement. In the event that a Certificate is issued in respect of restricted shares of Common Stock, such Certificate may be registered in the name of the grantee but shall be held by TRH or its designated agent until the time the restrictions lapse.

2.4 Grant of Restricted Stock Units

       The Committee may grant Awards of restricted stock units in such amounts and subject to Section 2.7 and such terms and conditions as the Committee shall determine. A grantee of a restricted stock unit will have only the rights of a general unsecured creditor of TRH until delivery of shares of Common Stock, cash or other securities or property is made as specified in the applicable Award Agreement. On the delivery date specified in the Award Agreement, the grantee of each restricted stock unit not previously forfeited or terminated shall receive one share of Common Stock, or cash, securities or other property equal in value to a share of Common Stock or a combination thereof, as specified by the Committee.

2.5 Grant of Dividend Equivalent Rights

       The Committee may include in the Award Agreement with respect to any Award a dividend equivalent right entitling the grantee to receive amounts equal to all or any portion of the dividends that would be paid on the shares of Common Stock covered by such Award if such shares had been delivered pursuant to such Award. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of TRH until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise, vesting or settlement of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

2.6 Other Stock-Based Awards

       The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may entail the transfer of actual shares of Common Stock to Award recipients, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. Any Award made pursuant to this Section 2.6 to a director of the Company or an executive officer of the Company (as defined in Rule 3b-7 under the Exchange Act), must be either (i) granted in lieu of salary or cash bonus or (ii) limited in the aggregate to five percent (5%) of the shares of Common Stock authorized under the Plan.

2.7 Certain Restrictions

       In the case of an Award (other than a Performance Award) in the form of restricted stock or restricted stock units, restrictions upon shares of Common Stock awarded hereunder shall lapse and the vesting of restricted stock units awarded hereunder shall occur (i) unless otherwise set forth in an Award Agreement, immediately upon a grantee’s termination of employment due to death, disability, or (ii) at such time or times and on such terms and conditions as the Committee may determine as set forth in the Award Agreement.

2.8 Performance Awards

       2.8.1 With respect to any grant of restricted stock or restricted stock units, the Committee, at the time of grant, may determine that the Award is a Performance Award. The provisions of this Section 2.8 shall apply to any Performance Award.

       2.8.2 Subject to Section 2.8.4, the vesting, payment, settlement or lapsing of any restriction with respect to a Performance Award shall be subject to the satisfaction of the Performance Objectives established by the Committee at the time the Performance Award is granted. Performance Objectives, for any Performance Cycle shall mean one or more financial performance objectives of the Company and/or Operating Unit(s) established by the Committee, which may include threshold Performance

Objectives, target Performance Objectives and maximum Performance Objectives. Performance Objectives may be expressed in terms of (i) earnings per share, (ii) earnings (which may be expressed as earnings before specified items and adjustments such as interest and taxes), (iii) return on assets, (iv) return on invested capital, (v) revenue, (vi) after tax operating income, (vii) operating income, (viii) adjusted operating income, (ix) cash flow, (x) total shareholder return, (xi) combined loss and expense ratio, (xii) book value or adjusted book value, (xiii) stock price, (xiv) return on equity, (xv) expense reduction or containment or (xvi) any combination of (i) through (xv). Performance Objectives may be expressed as a combination of Company and/or Operating Unit(s) Performance Objectives and may be absolute or relative (to prior performance or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (i) the date on which a quarter of the Performance Cycle has elapsed and (ii) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remain substantially uncertain.

       2.8.3 Adjustments. The Committee may, at the time Performance Objectives are determined for a fiscal year, or at any time prior to the final determination of Awards in respect of such fiscal year, in either case to the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder without adversely affecting the treatment of a Performance Award as “performance-based compensation” (within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder), provide for the manner in which performance will be measured against the Performance Objectives (or to the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder without adversely affecting the treatment of an Award as performance-based compensation, may adjust the Performance Objectives) to reflect the impact of specified corporate transactions (such as a stock split or stock dividend), acquisitions or divestitures, special charges (including charges for catastrophic events), accounting or tax law changes and other extraordinary or nonrecurring events.

       2.8.4 Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Objectives have been achieved. In respect of a Performance Award, the Committee may, in its sole discretion, reduce the amount of cash paid or number of shares of Common Stock issued that become vested or on which restrictions lapse. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to any Performance Award if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Awards to fail to qualify as performance-based compensation.

       2.8.5 If any provision of the Plan or any Award Agreement relating to a Performance Award does not comply or is inconsistent with Section 162(m) of the Code or the regulations promulgated thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable in connection with any such Award upon the attainment of the Performance Objectives.

ARTICLE III
MISCELLANEOUS

3.1 Amendment of the Plan

       3.1.1 Unless otherwise provided in an Award Agreement, the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, including in any manner that adversely affects the rights, duties or obligations of any grantee of an Award.

       3.1.2 Unless otherwise determined by the Board, stockholder approval of any suspension, discontinuance, revision or amendment shall be obtained only to the extent necessary to comply with any applicable law provided, however, that, without stockholder approval, neither the Board nor the Committee may amend the Plan to (i) materially increase the benefits accruing to grantees under the

Plan, (ii) materially increase the number of shares of Common Stock which may be issued under the Plan, or (iii) materially modify the requirements for participation in the Plan.

3.2 Tax Withholding

       3.2.1 As a condition to the delivery of any shares of Common Stock pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a grantee whether or not pursuant to the Plan or (b) the Committee shall be entitled to require that the grantee remit cash to the Company (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

3.3 Required Consents and Legends

       3.3.1 If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action being hereinafter referred to as a “plan action”), then such plan action shall not be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing shares delivered pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.

       3.3.2 The term “consent” as used in this Section 3.3 with respect to any plan action includes (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States, (b) or any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (c) any and all other consents, clearances and approvals in respect of a plan action by any governmental or other regulatory body or any stock exchange or self-regulatory agency and (d) any and all consents required by the Committee. Nothing herein shall require TRH to list, register or qualify the shares of Common Stock on any securities exchange.

3.4 Nonassignability; No Hedging

       Except to the extent otherwise expressly provided in the applicable Award Agreement or determined by the Committee, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) shall be exercisable during the life of the grantee only by the grantee or the grantee's legal representative. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.4 shall be null and void and any Award which is hedged in any manner shall immediately be forfeited. All of the terms and conditions of this Plan and the Award Agreements shall be binding upon any permitted successors and assigns.

3.5 Successor Entity

       Unless otherwise provided in the applicable Award Agreement and except as otherwise determined by the Committee, in the event of a merger, consolidation, mandatory share exchange or other similar business combination of TRH with or into any other entity (“Successor Entity”) or any transaction in which another person or entity acquires all of the issued and outstanding Common Stock of TRH, or all or substantially all of the assets of TRH, outstanding Awards may be assumed or a substantially equivalent award may be substituted by such successor entity or a parent or subsidiary of such successor entity.

3.6 Right of Discharge Reserved

       Nothing in the Plan or in any Award Agreement shall confer upon any grantee the right to continued Employment by the Company or affect any right which the Company may have to terminate such Employment.

3.7 Nature of Payments

       3.7.1 Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan shall be in consideration of services performed or to be performed for the Company by the grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a participant in the Plan. Only whole shares of Common Stock shall be delivered under the Plan. Awards shall, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares shall be rounded down to the nearest whole share and any such fractional shares shall be forfeited.

       3.7.2 All such grants and deliveries shall constitute a special discretionary incentive payment to the grantee and shall not be required to be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the grantee, unless the Company specifically provides otherwise.

3.8 Non-uniform Determinations

       The Committee's determinations under the Plan and Award Agreements need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a grantee's Employment has been terminated for purposes of the Plan.

3.9 Other Payments or Awards

       Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.10 Plan Headings

The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

3.11 Termination of Plan

       The Board reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan shall terminate May 15, 2013, and provided further, that all Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.12 Governing Law

THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

3.13 Severability; Entire Agreement

       If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.14 Waiver of Claims

       Each grantee of an Award recognizes and agrees that prior to being selected by the Committee to receive an Award he or she has no right to any benefits hereunder. Accordingly, in consideration of the grantee's receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to this Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement).

3.15 No Third Party Beneficiaries

       Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.3 shall inure to the benefit of a Covered Person's estate and beneficiaries and legatees.

3.16 Successors and Assigns of TRH

       The terms of this Plan shall be binding upon and inure to the benefit of TRH and any successor entity contemplated by Section 3.5.

3.17 Date of Adoption and Approval of Stockholders

       The Plan as amended and restated is being adopted on March 30, 2006 by the Board subject to approval by the stockholders of TRH at the 2006 Annual Meeting of Stockholders. Any Performance Awards granted under the Plan prior to the date of such stockholder approval are expressly conditioned on such stockholder approval.

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Appendix 1



PROXY		PROXY
TRANSATLANTIC HOLDINGS, INC.

Proxy Solicited on Behalf of the Board of Directors
Annual Meeting of Stockholders - May 25, 2006

          Robert F. Orlich and Steven J. Bensinger, and each of them with full power of substitution, are hereby authorized to represent and vote all shares of common stock of Transatlantic Holdings, Inc. held of record on March 28, 2006 by the undersigned, at the Annual Meeting of Stockholders to be held on May 25, 2006 and at any adjournment thereof.

          The undersigned hereby revokes any proxy or proxies heretofore given to vote such stock, and hereby ratifies and confirms all that said attorneys and proxies, or their substitutes, may do by virtue hereof. If only one attorney and proxy shall be present and acting, then that one shall have and may exercise all of the powers of said attorneys and proxies.

          The undersigned hereby acknowledges receipt of the notice of said Annual Meeting of Stockholders, the Proxy Statement relating thereto and the Annual Report for 2005.

          The shares represented by this proxy will be voted in accordance with the specifications made herein. If no specifications are made, such shares will be voted FOR the election of directors, FOR the proposals described in items 2, 3, and 4 and in their discretion to vote upon any other matters that may properly come before the meeting.

Management urges you to sign and return this Proxy immediately to ensure its vote at the Annual Meeting to be held on May 25, 2006.

No postage is required if returned in the enclosed envelope and mailed in the United States.

(CONTINUED AND TO BE SIGNED ON OTHER SIDE)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

TRANSATLANTIC HOLDINGS, INC.

May 25, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

	Please detach along perforated line and mail in the envelope provided.	

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡	James Balog
		¡	Steven J. Bensinger
☐	WITHHOLD AUTHORITY	¡	C. Fred Bergsten
	FOR ALL NOMINEES	¡	John J. Mackowski
		¡	Diana K. Mayer
☐	FOR ALL EXCEPT	¡	Robert F. Orlich
	(See instructions below)	¡	Martin J. Sullivan
		¡	Thomas R. Tizzio

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to amend the 2000 Stock Option Plan.	☐	☐	☐

3.	Proposal to amend the 2003 Stock Incentive Plan.	☐	☐	☐

4	Proposal to select PricewaterhouseCoopers LLP as the independent registered public accounting firm.	☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.